As filed with the Securities and Exchange              Registration No. 33-63657
Commission on April 8, 2004
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 13
                                       TO

                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ING Insurance Company of America

                                     Florida
                                   06-1286272
        Corporate Center One, 2202 North Westshore Boulevard, Suite 350,
                                 Tampa, Florida
--------------------------------------------------------------------------------
        Linda E. Senker, Esq.                       Kimberly J. Smith, Esq.
        ING                                         ING
        1475 Dunwoody Drive                         1475 Dunwoody Drive
        West Chester, PA 19380-1478                 West Chester, PA 19380-1478
        (610) 425-4139                              (610) 425-3427

          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF AGENT FOR SERVICE)
--------------------------------------------------------------------------------
The annuities covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [XX]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [XX]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] --------------

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ______________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] --------------

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     PART I

--------------------------------------------------------------------------------

                          PROSPECTUS -- APRIL 30, 2004
--------------------------------------------------------------------------------

THE CONTRACT. The contract described in this prospectus is a group or individual, single purchase payment, modified guaranteed deferred annuity contract issued by ING Insurance Company of America (the Company, we, us, our) (formerly known as Aetna Insurance Company of America). The contract is available as a nonqualified deferred annuity. Additionally, the contract is available as a rollover to a traditional Individual Retirement Annuity (IRA) under section 408(b) of the Internal Revenue Code of 1986, as amended (Tax Code) or a rollover to a Roth IRA under Tax Code section 408A. See "Purchase" in this prospectus for additional information.

The contract is not offered for sale in the State of New York.

--------------------------------------------------------------------------------

WHY READING THIS PROSPECTUS IS IMPORTANT. This prospectus contains facts about the contract that you should know before investing. The information will help you determine if the contract is right for you. Read this prospectus carefully. If you do invest in the contract, retain this document for future reference.

Table of Contents   page 3

--------------------------------------------------------------------------------

HOW IT WORKS. Upon purchase, you may direct your purchase payment to different guaranteed terms ranging up to and including twenty years. Each guaranteed term has its own guaranteed interest rate. When the guaranteed term(s) end, you can reinvest in another guaranteed term, begin receiving income payments, or withdraw your full account value.

WITHDRAWALS. You may withdraw all or part of your accumulated funds at any time. WITHDRAWALS PRIOR TO THE END OF A GUARANTEED TERM MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT AND CERTAIN FEES. UPON A FULL WITHDRAWAL, YOU COULD, THEREFORE, RECEIVE LESS THAN YOUR PURCHASE PAYMENT. SEE THE "MARKET VALUE ADJUSTMENT" SECTION AND "FEES" SECTION IN THIS PROSPECTUS FOR ADDITIONAL INFORMATION.

ADDITIONAL DISCLOSURE INFORMATION. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. We do not intend for this prospectus to be an offer to sell or a solicitation of an offer to buy these securities in any state that does not permit their sale. We have not authorized anyone to provide you with information different from that contained in this prospectus. The contract is not a deposit with, obligation of, or guaranteed or endorsed by any bank, nor is it insured by the FDIC.

             Our Home Office:                        Our Service Center:
     ING Insurance Company of America                        ING
          5100 West Lemon Street                        P.O. Box 9271
                 Suite 213                      Des Moines, Iowa 50306-92711
           Tampa, Florida 33609                        1-800-531-4547
              1-813-261-9582



IICA - MRA - 131766                                                  04/30/2004

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                                       2

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CONTRACT OVERVIEW ...........................................................  4

Questions: Contacting the Company (sidebar)

Contract Design

Who's Who

Contract Phases

Contract Facts
--------------------------------------------------------------------------------

GUARANTEED TERMS AND GUARANTEED INTEREST RATES ..............................  6

YOUR CHOICES AT THE END OF A GUARANTEED TERM ................................  8

PURCHASE ....................................................................  8

RIGHT TO CANCEL .............................................................  9

FEES ........................................................................ 10

WITHDRAWALS ................................................................. 13

SYSTEMATIC DISTRIBUTION OPTIONS ............................................. 14

MARKET VALUE ADJUSTMENT (MVA) ............................................... 16

DEATH BENEFIT ............................................................... 17

INCOME PHASE ................................................................ 18

INVESTMENTS ................................................................. 21

TAXATION .................................................................... 23

OTHER TOPICS ................................................................ 30
Contract Distribution-- Contract Modification-- Transfer of Ownership; Assignment-- Involuntary Terminations-- Legal Matters--
Experts-- Getting Further Information-- Incorporation of Certain Documents by Reference-- Inquiries

APPENDIX I--CALCULATING A MARKET VALUE ADJUSTMENT (MVA) ..................... 34


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                                       3

[sidebar]

QUESTIONS: CONTACTING THE COMPANY. To answer your questions, contact your sales representative or write or call our Customer Service Center:

ING
P.O. Box 9271
Des Moines, Iowa 50306-92711

1-800-531-4547

[end sidebar]


CONTRACT OVERVIEW
--------------------------------------------------------------------------------

The following is intended as a summary. Please read each section of this prospectus for additional detail.

--------------------------------------------------------------------------------
                                CONTRACT DESIGN
--------------------------------------------------------------------------------

The contract described in this prospectus is a group or individual, single purchase payment, modified guaranteed deferred annuity contract issued by ING Insurance Company of America. It is intended to be used as a retirement savings vehicle that allows you to invest in fixed interest options in order to help meet long-term financial goals.

--------------------------------------------------------------------------------
                                   WHO'S WHO
--------------------------------------------------------------------------------

The contract holder (you): The person to whom we issue an individual contract or a certificate under a group contract. The Company (we, us, our): ING Insurance Company of America. We issue the contract. The contract: Both individual contracts and certificates under a group contract are referred to in this prospectus as the contract.

--------------------------------------------------------------------------------
                                CONTRACT PHASES
--------------------------------------------------------------------------------

THE ACCUMULATION PHASE

> At Investment. Upon purchase, you may direct your purchase payment to different guaranteed terms ranging up to and including twenty years. Each guaranteed term has its own guaranteed interest rate. Generally, your purchase payment will earn interest at the guaranteed interest rate(s) for the duration of the guaranteed term(s) you select. If you withdraw or transfer amounts prior to the end of a guaranteed term, those amounts may be subject to a market value adjustment and certain fees. See "Market Value Adjustment" and "Fees."

> At Maturity. We will notify you at least 18 days before the guaranteed term ends. If you do not make any election before the guaranteed term ends, we will automatically renew the contract for a guaranteed term of the same or similar duration. If you do not want to automatically renew, contact us before the guaranteed term ends. Prior to the end of a guaranteed term, you can elect to reinvest in a different guaranteed term, begin income phase payments, or withdraw the full amount available at maturity.


THE INCOME PHASE

You may start receiving income phase payments any time after the first year of the contract. Several payment options are available. See "Income Phase." In general, you may receive payments for a specified period of time or for life; receive payments monthly, quarterly, semi-annually or annually; and select an option that provides a death benefit to beneficiaries.


IICA - MRA - 131766
                                       4

--------------------------------------------------------------------------------
                                 CONTRACT FACTS
--------------------------------------------------------------------------------

FREE LOOK/RIGHT TO CANCEL: You may cancel the contract within ten days of receipt (or as otherwise provided by state law). See "Right to Cancel."

DEATH BENEFIT: A beneficiary may receive a benefit in the event of your death prior to the income phase. Benefits during the income phase depend upon the payment option selected. See "Death Benefit" and "Income Phase."

WITHDRAWALS: During the accumulation phase, you may withdraw all or part of your account value. Amounts withdrawn may be subject to a market value adjustment, early withdrawal charge, maintenance fee, tax withholding and taxation. See "Market Value Adjustment," "Withdrawals," "Fees" and "Taxation."

SYSTEMATIC DISTRIBUTION OPTIONS: You may elect to receive regular payments from your account, while retaining the account in the accumulation phase. See "Systematic Distribution Options."

FEES:  Certain fees may be deducted from your account value.  See "Fees."

TAXATION: You will not generally pay taxes on any earnings from the annuity contract described in this prospectus until they are withdrawn. Tax-qualified retirement arrangements (e.g., IRAs) also defer payment of taxes on earnings until they are withdrawn. If you are considering funding a tax-qualified retirement arrangement with an annuity contract, you should know that the annuity contract does not provide any additional tax deferral of earnings beyond the tax deferral provided by the tax-qualified retirement arrangement. However, annuities do provide other features and benefits which may be valuable to you. You should discuss your alternatives with your financial representative.

Taxes will generally be due when you receive a distribution. Tax penalties may apply in some circumstances. See "Taxation."

MARKET VALUE ADJUSTMENT (MVA): If you withdraw all or part of your account value before a guaranteed term is completed, an MVA may apply. The MVA reflects the change in the value of the investment due to changes in interest rates since the date of investment, and may be positive or negative. See "Market Value Adjustment."


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                                       5

GUARANTEED TERMS AND GUARANTEED INTEREST RATES
--------------------------------------------------------------------------------

The contract offers fixed interest options called guaranteed terms. On the application or enrollment form, you select the guaranteed term(s) you want to invest in from among the guaranteed terms we offer at that time. Your purchase payment earns interest at the guaranteed interest rate applicable to that guaranteed term.

GUARANTEED TERMS

START DATE. Guaranteed terms always start on the first business day of the month.

LENGTH. Guaranteed terms are offered at our discretion for various lengths of time ranging up to and including twenty years.

MINIMUM PAYMENTS. Your single purchase payment must be at least $10,000. You may divide your single purchase payment among any of the various guaranteed terms we offer, but you must invest at least $1,000 in any single guaranteed term.

GUARANTEED INTEREST RATES

We state the guaranteed interest rates as an effective annual rate of return. In other words, we credit the interest you earn on your purchase payment at a rate that provides the guaranteed rate of return over a one-year period, assuming you make no withdrawals. Guaranteed interest rates will never be less than the minimum guaranteed interest rate stated in the contract. We reserve the right to offer, from time to time, guaranteed interest rates to prospective investors that are higher than those offered to current contract holders with respect to guaranteed terms of the same duration.

ONE GUARANTEED TERM/MULTIPLE GUARANTEED INTEREST RATES. More than one guaranteed interest rate may be applicable during a guaranteed term greater than one year. For example, a guaranteed term of five years may apply one guaranteed interest rate for the first year, a different guaranteed interest rate for the next two years, and a third guaranteed interest rate for the last two years.

EXAMPLE OF INTEREST CREDITING AT THE GUARANTEED INTEREST RATE. The example below shows how interest is credited during a guaranteed term. The hypothetical guaranteed interest rate used in this example is illustrative only and is not intended to predict future guaranteed interest rates to be offered under the contract. Actual guaranteed interest rates offered may be more or less than those shown. The example assumes no withdrawals of any amount during the entire seven-year guaranteed term illustrated. The example does not reflect any market value adjustment, federal income taxes, possible tax penalties, or deductions of any early withdrawal charge, premium taxes, or maintenance fees. See "Withdrawals," "Market Value Adjustment," "Fees" and "Taxation."

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                                       6

EXAMPLE:

--------------------------------------------------------------------------------

Purchase payment:                            $20,000
Guaranteed term:                             7 years
Guaranteed interest rate:                    6.00% per year

  The guaranteed interest rate is applied in this example by using the formula:
                     1 + the guaranteed interest rate = 1.06

Account Value at End of                        Interest Earned at End of
Each Contract Year                             Each Contract Year
------------------                             ------------------

Contract year 1 = $21,200.00                   Interest at end of contract year
($20,000.00 x 1.06)                            1 = $1,200.00
Contract year 2 = $22,472.00                   Interest at end of contract year
($21,200.00 x 1.06)                            2 = $1,272.00
Contract year 3 = $23,820.32                   Interest at end of contract year
($22,472.00 x 1.06)                            3 = $1,348.32
Contract year 4 = $25,249.54                   Interest at end of contract year
($23,820.32 x 1.06)                            4 = $1,429.22
Contract year 5 = $26,764.51                   Interest at end of contract year
($25,249.54 x 1.06)                            5 = $1,514.97
Contract year 6 = $28,370.38                   Interest at end of contract year
($26,764.51 x 1.06)                            6 = $1,605.87
End of guaranteed term = $30,072.61            Interest at end of contract year
($28,370.38 x 1.06)                            7 = $1,702.23

Total interest credited in guaranteed term =
$10,072.61 ($30,072.61 - $20,000)

--------------------------------------------------------------------------------

DETERMINATION OF GUARANTEED INTEREST RATES. We will periodically determine the guaranteed interest rates we offer at our sole discretion. We have no specific formula for determining the rate of interest we will declare as future guaranteed interest rates. Our determination of guaranteed interest rates is influenced by, but does not necessarily correspond to, interest rates available on the types of debt instruments in which we intend to invest the amounts attributable to the contract. See "Investments." The Company's management will also consider various factors in determining guaranteed interest rates for a given guaranteed term, including some or all of the following:

>    Regulatory and tax requirements;

>    Sales commissions;

>    Administrative expenses;

>    General economic trends; and

>    Competitive factors.

The Company's management determines the guaranteed interest rates we will offer. We cannot predict nor guarantee future levels of guaranteed interest rates above the contractually guaranteed minimum rate nor guarantee what rates will be offered in the future.

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                                       7

YOUR CHOICES AT THE END OF A GUARANTEED TERM
--------------------------------------------------------------------------------

At least 18 calendar days prior to the end of a guaranteed term, we will notify you that the guaranteed term is about to end. At the end of a guaranteed term, you can do three things with the amount you have accumulated for that guaranteed term:

>    Reinvest all or part of it in another guaranteed term;

>    Withdraw all or part of it; or

>    Use all or part of it to start your income phase payments.

These choices can also be combined. For example, you can withdraw part of the amount you have accumulated and reinvest the balance or reinvest part and use the balance to start income phase payments. Each of these choices has certain consequences, which you should consider carefully. See "Withdrawals," "Income Phase" and "Taxation."

REQUESTING YOUR CHOICE. Once you decide what you want to do with your account value for that guaranteed term, you must advise us of your decision by completing an election form. We must receive your completed election form at least five days prior to the end of the guaranteed term to which it applies.

If we do not receive your properly completed election form in time, or you do not submit an election form, your account value at the end of the guaranteed term will be automatically reinvested in the following manner:

>    For a guaranteed term equal to the guaranteed term just ended;

> If no such guaranteed term is available, for the guaranteed term with the next shortest duration; or

> If no such shorter guaranteed term is available, for the guaranteed term with the next longest duration.

Your account value will then earn interest at the guaranteed interest rate applicable to the guaranteed term automatically selected for you. We will mail a confirmation statement to you the next business day after the completion of the just-ended guaranteed term advising you of the new guaranteed term and guaranteed interest rate.

PURCHASE
--------------------------------------------------------------------------------

CONTRACT TYPE. The contract may be purchased as one of the following:

(1)  A nonqualified deferred annuity;

(2) A rollover to a traditional individual retirement annuity (IRA) under Tax Code section 408(b) (limitations apply, see "Purchasing a Traditional IRA" in this section); or

(3) A rollover to a Roth IRA under Tax Code section 408A (limitations apply, see "Purchasing a Roth IRA" in this section).

HOW TO PURCHASE. To purchase a contract, complete an application or enrollment form and submit it to the Company along with your purchase payment.

PAYMENT METHODS. The following purchase payment methods are allowed:

>    One lump-sum payment; or

>    Transfer or rollover from a pre-existing plan or account.

We reserve the right to reject any payments without advance notice.


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                                       8

PAYMENT AMOUNT. The minimum purchase payment is $10,000. We may limit the amount of the maximum purchase payment. All purchase payments over $1,000,000 will be allowed only with our consent. You may not make any additional purchase payments under an existing contract. However, eligible persons may purchase additional contracts at the then prevailing guaranteed interest rates and guaranteed terms.

PURCHASING A TRADITIONAL IRA. To purchase the contract as a traditional IRA, your purchase payment must be a transfer of amounts held in one of the following:

>    A traditional individual retirement account under Tax Code section 408(a);

>    A traditional individual retirement annuity under Tax Code section 408(b);
     or

>    A retirement plan qualified under Tax Code section 401 or 403.

PURCHASING A ROTH IRA. A contract may be purchased as a Roth IRA under Tax Code section 408A, by transferring amounts previously accumulated under another Roth IRA or from a traditional individual retirement annuity or individual retirement account, provided certain conditions are met. See "Taxation."

ACCEPTANCE OR REJECTION OF APPLICATIONS OR ENROLLMENT FORMS. We must accept or reject your application or enrollment form within two business days of receipt. If the application or enrollment form is incomplete, we may hold it and any accompanying purchase payment for five days. Payments may be held for longer periods only with your consent, pending acceptance of the application or enrollment form. If the application or enrollment form is accepted, a contract will be issued to you. If the application or enrollment form is rejected, we will return it and any payments to you, without interest.

We may also refuse to accept certain forms of premium payments or loan repayments, if applicable, (traveler's checks, for example) or restrict the amount of certain forms of premium payments or loan repayments (money orders totaling more than $5,000, for example). In addition, we may require information as to why a particular form of payment was used (third party checks, for example) and the source of the funds of such payment in order to determine whether or not we will accept it. Use of an unacceptable form of payment may result in us returning your premium payment and not issuing the contract.

WHAT HAPPENS TO YOUR PURCHASE PAYMENT? If we accept your application or enrollment form, your purchase payment becomes part of our general assets and is credited to an account established for you. We will confirm the crediting of your purchase payment within five business days of receipt of your properly completed application or enrollment form. You start earning interest on your purchase payment beginning on the effective date of the contract, which is the date your purchase payment is credited. During the period of time between the date your purchase payment is credited and the start of the guaranteed term you selected, your purchase payment earns interest at the guaranteed interest rate applicable to the guaranteed term you selected.

RIGHT TO CANCEL
--------------------------------------------------------------------------------

You may cancel the contract within ten days of receiving it (or as otherwise provided by state law) by returning it to our Service Center along with a written notice of cancellation. We will issue a refund within seven days of our receipt of the contract and written notice of cancellation. The refund will equal the amount of your purchase payment.


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                                       9

FEES
--------------------------------------------------------------------------------

The following fees and other deductions may impact your account value:

>    Early Withdrawal Charge (see below);

>    Maintenance Fee (see below);

>    Premium Taxes (see below);

>    Market Value Adjustment (see "Market Value Adjustment"); and

>    Taxation (see "Taxation").

EARLY WITHDRAWAL CHARGE

Withdrawals of all or a portion of your account value may be subject to a charge. In the case of a partial withdrawal where you request a specified dollar amount, the amount withdrawn from your account will be the amount you specified plus adjustment for any applicable early withdrawal charge.

AMOUNT. The amount is a percentage of the purchase payment you withdraw. The percentage will be determined by the early withdrawal charge schedule below.

PURPOSE. This is a deferred sales charge. It reimburses some of our sales and administrative expenses associated with the contract.

EARLY WITHDRAWAL CHARGE SCHEDULE:

--------------------------------------------------------------------------------
Years since purchase
payment credited                        0    1    2    3    4    5    6    7

Fee as a percentage of
payment withdrawn:                      7%   7%   6%   6%   5%   4%   2%   0%
--------------------------------------------------------------------------------

HOW WE APPLY THE SCHEDULE. For purposes of applying the early withdrawal charge, all time periods are measured from the date your purchase payment is credited, even if you reinvest all or part of your account value in another guaranteed term. Once the early withdrawal charge declines to 0%, it no longer applies, regardless of how long you own the contract.

The early withdrawal charge applies only to withdrawals of your purchase payment. However, for the purposes of this charge, we assume you are withdrawing all or part of your purchase payment first (not your earnings). This assumption is not made for tax purposes. See "Taxation."

--------------------------------------------------------------------------------
EXAMPLE. Assume the first guaranteed term you select is for five years. Further assume that at the end of this five-year guaranteed term, you decide to reinvest your account value for another guaranteed term of four years. Assume you then make a withdrawal (but not a special withdrawal, as described below) during the second year of the new guaranteed term. Because six years have passed since your purchase payment was credited, you would pay a 2% early withdrawal charge, even though you could have withdrawn all or part of your account value at the end of the first five-year guaranteed term without paying an early withdrawal charge. See "Waiver of Charge," below. However, if you make a withdrawal during the third year of the new guaranteed term, or anytime thereafter, you would pay no early withdrawal charge, because seven years would have passed since your purchase payment was credited.
--------------------------------------------------------------------------------

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                                       10

SPECIAL WITHDRAWALS. After 12 months from the contract effective date, you may make one withdrawal equal to 10% or less of your account value during any calendar year, valued at the time we receive your withdrawal request in writing, and we will not deduct any early withdrawal charge. This special withdrawal is subject to the following restrictions:

>    It applies only to the first withdrawal each calendar year;

> All subsequent withdrawals that calendar year are subject to an early withdrawal charge, even if you did not withdraw the full 10% with your first withdrawal; and

> If your first withdrawal of the calendar year is in excess of 10% of your account value, the excess amount is subject to an early withdrawal charge.

WAIVER OF CHARGE. The early withdrawal charge is waived for amounts that are:

> Withdrawn at the end of a guaranteed term, provided that at least five days prior to the end of that guaranteed term we receive your withdrawal request in writing. (If you reinvest those amounts in another guaranteed term, future withdrawals will be subject to an early withdrawal charge as described above); or

> $2,500 or less, provided that no withdrawal has been made from your account during the prior 12 months; or

> Withdrawn due to your election of a systematic distribution option (see "Systematic Distribution Options"); or

> Withdrawn due to an involuntary termination. This may occur if your account value is less than $2,500. See "Other Topics--Involuntary Terminations."

NURSING HOME WAIVER. If approved in your state, you may withdraw all or a portion of your account value without an early withdrawal charge if all of the following conditions are met:

> More than one account year has elapsed since the date your purchase payment was credited;

> The annuitant, designated under the contract, has spent at least 45 consecutive days in a licensed nursing facility (in New Hampshire, the facility may be non-licensed); and

> The withdrawal is requested within three years of the designated annuitant's admission to a licensed nursing facility (in Oregon there is no three year limitation and in New Hampshire, the facility may be non-licensed).

We will not waive the early withdrawal charge if the annuitant was in a licensed nursing care facility at the time you purchased the contract. The nursing home waiver may not be available in all states.

MARKET VALUE ADJUSTMENT AND TAXATION. Except for withdrawals at the end of a guaranteed term as noted above, and withdrawals under a systematic distribution option, a market value adjustment is applicable to any amounts you withdraw. Regardless of when or how withdrawals are taken, you may also be required to pay taxes and tax penalties. See "Market Value Adjustment" and "Taxation."

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                                       11

ANNUAL MAINTENANCE FEE

Currently we do not charge a maintenance fee. However, prior to the time you enter the income phase, an annual maintenance fee may be deducted from your account value on each anniversary of the contract's effective date and if you make a full withdrawal from the contract. The terms and conditions under which the maintenance fee may be deducted are stated in the contract. A maintenance fee would be used to reimburse us for our administrative expenses relating to establishing and maintaining the contract.

PREMIUM TAXES

MAXIMUM AMOUNT. Some states and municipalities charge a premium tax on annuities. These taxes currently range from 0% to 4%, depending upon the jurisdiction. WHEN/HOW. We reserve the right to deduct a charge for premium taxes from your account value or from your payment to the account at any time, but not before there is a tax liability under state law. For example, we may deduct a charge for premium taxes at the time of a complete withdrawal or we may reflect the cost of premium taxes in our income phase payment rates when you commence income phase payments. If, at your death, your beneficiary elects to receive a lump-sum distribution, a charge may be deducted for any premium taxes paid on your behalf for which we have not been reimbursed. If we deduct premium taxes from your purchase payment, the amount invested in a guaranteed term will be equal to the amount of your purchase payment reduced by any applicable premium tax.

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                                       12

WITHDRAWALS
--------------------------------------------------------------------------------

You may withdraw all or part of your account value at any time during the accumulation phase. Amounts are withdrawn on a pro-rata basis from each of the guaranteed terms under the contract. You may request that we inform you in advance of the amount payable upon a withdrawal.

STEPS FOR MAKING A WITHDRAWAL.

>    Select the withdrawal amount.

     1) Full withdrawal: You will receive, reduced by any required withholding tax, your account value, plus or minus any applicable market value adjustment, and minus any applicable early withdrawal charge and annual maintenance fee.

     2) Partial Withdrawal (Percentage or Specified Dollar Amount): You will receive, reduced by any required withholding tax, the amount you specify, subject to the value available in your account. However, the amount actually withdrawn from your account will be adjusted for any applicable early withdrawal charge and any positive or negative market value adjustment, and accordingly, may be more or less than the amount requested.

     >    Properly complete a disbursement form and submit it to our Service
          Center.


DELIVERY OF PAYMENT. Payment of withdrawal requests will be made in accordance with the SEC's requirements. Normally, payment will be sent not later than seven days following our receipt of the disbursement form in good order. Generally, a request is considered to be in "good order" when it is signed, dated and made with such clarity and completeness that we are not required to exercise any discretion in carrying it out. However, under certain emergency situations, we may defer payment of any withdrawal for a period not exceeding six months from the date we receive your withdrawal request.

TAXES, FEES AND DEDUCTIONS. Amounts withdrawn may be subject to one or more of the following:

     > Early Withdrawal Charge: Withdrawals of all or a portion of your account may be subject to an early withdrawal charge. This is a deferred sales charge that reimburses us for some of the sales and administrative expenses associated with the contract. See "Fees--Early Withdrawal Charge."

     > Annual Maintenance Fee: If you make a full withdrawal from the contract, we may deduct any applicable annual maintenance fee. See "Fees--Annual Maintenance Fee."

     > Market Value Adjustment (MVA): The MVA reflects changes in interest rates since the deposit period. The MVA may be positive or negative. If you make a withdrawal before the end of a guaranteed term, we will calculate an MVA and the amount withdrawn will be adjusted for any applicable positive or negative MVA. See "Market Value Adjustment."

     > Tax Penalty: If you make a withdrawal before you attain age 59 1/2, the amount withdrawn may be subject to a 10% penalty tax. See "Taxation."

     > Tax Withholding: Amounts withdrawn may be subject to withholding for federal income taxes. See "Taxation."

All applicable fees and deductions are deducted from the amount of your withdrawal in accordance with the terms of the contract. Any market value adjustment applicable to your withdrawal, taxes, fees and deductions may either increase or decrease the amount paid to you. To determine which may apply, refer to the appropriate sections of this prospectus, contact your sales representative or call our Service Center at the number listed in "Contract Overview."


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

SYSTEMATIC DISTRIBUTION OPTIONS
--------------------------------------------------------------------------------

FEATURES OF A SYSTEMATIC DISTRIBUTION OPTION

A systematic distribution option allows you to receive regular payments from the contract without moving into the income phase. By remaining in the accumulation phase, certain rights and flexibility not available during the income phase are retained. These options may be exercised at any time during the accumulation phase of the contract.

The following systematic distribution options may be available:

> SWO--SYSTEMATIC WITHDRAWAL OPTION. SWO is a series of automatic partial withdrawals from your account based on a payment method you select. It is designed for those who want a periodic income while retaining investment flexibility for amounts accumulated under the contract.

     SWO allows you to withdraw either a specified amount or a specified percentage of the contract's value, or to withdraw amounts over a specified time period that you determine, within certain limits described in the contract. SWO payments can be made on a monthly or quarterly basis, and the amount of each payment is determined by dividing the designated annual amount by the number of payments due each calendar year. SWO payments are withdrawn pro-rata from each of the guaranteed terms under the contract.

     Under a contract purchased as a traditional IRA, if the SWO payment for any year is less than the required minimum distribution under the Tax Code, the SWO payment will be increased to an amount equal to the minimum distribution amount.

     If you participate in SWO, you may not utilize a special withdrawal to make additional withdrawals from the contract. See "Withdrawals--Special Withdrawals."


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

> ECO--ESTATE CONSERVATION OPTION. ECO offers the same investment flexibility as SWO, but is designed for those who want to receive only the minimum distribution the Tax Code requires each year.

     Under ECO, we calculate the minimum distribution amount required by law, and pay you that amount once a year. ECO is not available under nonqualified contracts or under Roth IRA contracts. ECO payments are withdrawn pro-rata from each of the guaranteed terms under the contract. We will, upon request, inform you in advance of the amount payable under ECO.

     If you participate in ECO, you may not utilize a special withdrawal to make additional withdrawals from the contract. See "Withdrawals--Special Withdrawals."

> OTHER SYSTEMATIC DISTRIBUTION OPTIONS. We may add additional systematic distribution options from time to time. You may obtain additional information relating to any of the systematic distribution options from your sales representative or from our Service Center.

AVAILABILITY. If allowed by applicable law, we reserve the right to discontinue the availability of one or all of the systematic distribution options for new elections at any time and to change the terms of future elections.

ELIGIBILITY. To exercise one of these options you must meet certain age criteria and your account value must meet certain minimum requirements. To determine if you meet the age and account value criteria and to assess terms and conditions that may apply, contact your sales representative or our Service Center.

TERMINATION. You may revoke a systematic distribution option at any time by submitting a written request to our Service Center. However, once cancelled, you or your spousal beneficiary may not elect SWO again. In addition, once cancelled, ECO may not be elected again until 36 months have elapsed.

DEDUCTIONS AND TAXATION. When you elect a systematic distribution option, your account value remains in the accumulation phase and subject to the applicable charges and deductions described in "Fees." However, we will not apply an early withdrawal charge or market value adjustment to any part of your account value paid under SWO or ECO. Taking a withdrawal through a systematic distribution option may have tax consequences. If you are concerned about tax implications consult a tax adviser before one of these options is elected. See "Taxation."



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

MARKET VALUE ADJUSTMENT (MVA)
--------------------------------------------------------------------------------

PURPOSE OF THE MVA. If you make an early withdrawal from the contract, we may need to liquidate certain assets or use existing cash flow that would otherwise be available to invest at current interest rates. The assets we may liquidate to provide your withdrawal amount may be sold at a profit or a loss, depending upon market conditions. To lessen this impact, certain withdrawals are subject to an MVA.

WHAT IS AN MVA? In certain situations described below, including when you make a withdrawal before the end of a guaranteed term, we will calculate an MVA and either add or deduct that value from the amount withdrawn. The calculation we use to determine the MVA reflects the change in the value of your investment due to changes in interest rates since the start of the guaranteed term under the contract. When these interest rates increase, the value of the investment decreases, and the MVA amount may be negative and cause a deduction from your withdrawal amount. Conversely, when these interest rates decrease, the value of the investment increases, and the MVA amount may be positive and cause an increase in your withdrawal amount.

CALCULATION OF THE MVA. For a further explanation of how the MVA is calculated, see Appendix I.

WHEN DOES AN MVA APPLY? An MVA may apply when:

> You request a withdrawal before the end of a guaranteed term. In this case the withdrawal amount may be increased or decreased by the application of the MVA.

> You initiate income phase payments before the end of your guaranteed term. In this case an MVA may be applied to any amounts used to start income phase payments. While either a positive or negative MVA may apply to amounts used to start a nonlifetime payment option, only a positive MVA will apply to amounts used to start a lifetime payment option. See "Income Phase."

>    We terminate the contract because your account value is less than $2,500.

>    You cancel the contract.

> A death benefit is paid upon the death of the annuitant, more than six months after the annuitant's death. See "Death Benefit."

> A death benefit is paid upon the death of a person other than the annuitant.

WHEN DOES AN MVA NOT APPLY? An MVA will not be applied to:

> Withdrawals under the Systematic Withdrawal Option or Estate Conservation Option as described in "Systematic Distribution Options."

> A death benefit payable upon death of an annuitant, if paid within six months of the annuitant's death. See "Death Benefit."

> Amounts withdrawn at the end of a guaranteed term, provided that at least five days prior to the end of that guaranteed term we receive your withdrawal request in writing. The MVA, however, remains applicable to any amount you reinvest for another guaranteed term.

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

DEATH BENEFIT
--------------------------------------------------------------------------------

DURING THE ACCUMULATION PHASE

WHO RECEIVES THE BENEFIT? If you or the annuitant die during the accumulation phase, a death benefit will be paid to your beneficiary in accordance with the terms of the contract subject to the following:

> Upon the death of a joint contract holder, the surviving joint contract holder will be deemed the designated beneficiary, and any other beneficiary on record will be treated as the beneficiary at the death of the surviving joint contract holder.

> If you are not a natural person, the death benefit will be payable at the death of the annuitant designated under the contract or upon any change of the annuitant.

> If you die and no beneficiary exists, the death benefit will be paid in a lump sum to your estate.

DESIGNATING A BENEFICIARY(IES). You may designate a beneficiary on your application or enrollment form, or by providing a written request in good order to our Service Center. Generally, a request is considered to be in "good order" when it is signed, dated and made with such clarity and completeness that we are not required to exercise any discretion in carrying it out.

CALCULATION OF THE BENEFIT. The death benefit is calculated as of the date proof of death and the beneficiary's right to receive the death benefit are received in good order at our Service Center. The amount of the death benefit is determined as follows:

> If the death benefit is paid within six months of the death of the annuitant, the amount equals your account value.

> If the death benefit is paid more than six months after the date of death of the annuitant, or if paid upon your death and you are not the annuitant, it equals your account value as adjusted by any applicable market value adjustment.

> If you are not the annuitant, the death benefit payable may be subject to an early withdrawal charge.

BENEFIT PAYMENT OPTIONS. If you are the annuitant and you die before income phase payments begin, or if you are not a natural person and the annuitant dies before income phase payments begin, any beneficiary under the contract who is an individual has several options for receiving payment of the death benefit. The death benefit may be paid:

>    In one lump-sum payment;

> In accordance with any of the available income phase payment options. See "Income Phase--Payment Options"; or

> In certain circumstances, your beneficiary, spousal beneficiary or joint contract holder may have the option to continue the contract rather than receive the death benefit.

TAXATION. The Tax Code requires distribution of death benefit proceeds within a certain period of time. Failure to begin receiving death benefit payments within those time periods can result in tax penalties. Regardless of the method of payment, death benefit proceeds will generally be taxed to the beneficiary in the same manner as if you had received those payments. See "Taxation" for additional information.

CHANGE OF BENEFICIARY. You may change the beneficiary previously designated at any time by submitting notice in writing to our Service Center. The change will not be effective until we receive and record it.

[sidebar]

This section provides information about the death benefit during the accumulation phase. For death benefit information applicable to the income phase, see "Income Phase."

ANNUITANT: The person(s) on whose life expectancy we calculate the income phase payments.

[end sidebar]

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

INCOME PHASE
--------------------------------------------------------------------------------

[sidebar]

We may have used the following terms in prior prospectuses:

ANNUITY PHASE--Income Phase

ANNUITY OPTION--Payment Option

ANNUITY PAYMENT--Income Phase Payment

ANNUITIZATION--Initiating Income Phase Payments

[end sidebar]

During the income phase you receive payments from your accumulated account value. You may apply all or a portion of your account value to provide these payments. Income phase payments are made to you or you can, subject to availability, request that payments be deposited directly to your bank account. After your death, we will send your designated beneficiary any income phase payments still due. You may be required to pay taxes on all or a portion of the income phase payments you receive. See "Taxation."

PARTIAL ENTRY INTO THE INCOME PHASE. You may elect a payment option for a portion of your account value, while leaving the remaining portion in a guaranteed term(s). Whether the Tax Code considers such payments taxable as annuity payments or as withdrawals is currently unclear; therefore, you should consult with a qualified tax adviser before electing this option.

INITIATING INCOME PHASE PAYMENTS. At least 30 days prior to the date you want to start receiving income phase payments, you must notify us in writing of the following:

>    Start date;

>    Payment option (see the payment options table in this section); and

>    Payment frequency (i.e., monthly, quarterly, semi-annually or annually).

The account will continue in the accumulation phase until you properly initiate income phase payments. You may change your payment option election up to 30 days before income phase payments begin. Once you elect for income phase payments to begin, you may not elect a different payment option or elect to receive a lump-sum payment.

WHAT AFFECTS INCOME PHASE PAYMENT AMOUNTS? Some of the factors that may affect payment amounts include your age, your gender, your account value, the payment option selected and number of guaranteed payments (if any) selected.

MINIMUM INCOME PHASE PAYMENT AMOUNTS. The payment option you select must result in one or both of the following:

>    A first payment of at least $50.

>    Total yearly payments of at least $250.

If your account value is too low to meet these minimum payment amounts, you must elect a lump-sum payment. We reserve the right to increase the minimum payment amount based upon increases in the Consumer Price Index--Urban.

PAYMENT START DATE. Income phase payments may start any time after the first year of the contract, and will start the later of the annuitant's 85th birthday or the tenth anniversary of your purchase payment, unless you elect otherwise.

Regardless of your income phase payment start date, your income phase payments will not begin until you have selected an income phase payment option. Failure to select a payment option by your payment start date, or postponement of the start date past the later of the annuitant's 85th birthday or the tenth anniversary of your purchase payment, may have adverse tax consequences. You should consult with a qualified tax adviser if you are considering either of these courses of action.

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

PAYMENT LENGTH. If you choose a lifetime income phase payment option with guaranteed payments, the age of the annuitant plus the number of years for which payments are guaranteed must not exceed 95 at the time payments begin. Additionally, federal income tax requirements currently applicable to traditional IRAs provide that the period of years guaranteed may not be greater than the joint life expectancies of the payee and his or her designated beneficiary.

CHARGES DEDUCTED. No early withdrawal charge will be applied to amounts used to start income phase payments, although a market value adjustment may be applicable.

MARKET VALUE ADJUSTMENT. If your income phase payments start before the end of your guaranteed term, a market value adjustment will be applied to any amounts used to start income phase payments. If you select a lifetime payment option, only a positive market value adjustment will be applied. See "Market Value Adjustment."

DEATH BENEFIT DURING THE INCOME PHASE. Upon the death of either the annuitant or the surviving joint annuitant, the amount payable, if any, to your beneficiary depends on the payment option currently in force. Any amounts payable must be paid at least as rapidly as under the method of distribution in effect at the annuitant's death. If you die and you are not the annuitant, any remaining payments will continue to be made to your beneficiary at least as rapidly as under the method of distribution in effect at your death.

TAXATION. To avoid certain tax penalties, you or your beneficiary must meet the distribution rules imposed by the Tax Code. See "Taxation."


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

INCOME PHASE PAYMENT OPTIONS

The following table lists the income phase payment options and accompanying death benefits that may be available during the income phase. We may offer additional payment options under the contract from time to time.

TERMS USED IN THE TABLES:

ANNUITANT: The person(s) on whose life expectancy the income phase payments are calculated.

BENEFICIARY: The person designated to receive the death benefit payable under the contract.

--------------------------------------------------------------------------------
LIFETIME INCOME PHASE PAYMENT OPTIONS
--------------------------------------------------------------------------------
Life Income         LENGTH OF PAYMENTS: For as long as the annuitant lives. It is possible only one payment will be made should the annuitant die prior to the second payment's due date.

                    DEATH BENEFIT--NONE: All payments end upon the annuitant's death.
--------------------------------------------------------------------------------
Life Income--       LENGTH OF PAYMENTS: For as long as the annuitant lives, with
Guaranteed          payments guaranteed for your choice of 5, 10, 15, or 20
Payments            years, or other periods specified in the contract.

                    DEATH BENEFIT: If the annuitant dies before we have made all the guaranteed payments, payments will continue to the
                    beneficiary.
--------------------------------------------------------------------------------
Life Income--       LENGTH OF PAYMENTS: For as long as either annuitant lives.
Two Lives           It is possible only one payment will be made should both the annuitant and joint annuitant die before the second payment's due date.

                    CONTINUING PAYMENTS: When you select this option, you will also choose either:

                    (a) 100%, 66 2/3%, or 50% of the payment to continue to the surviving annuitant after the first death; or

                    (b) 100% of the payment to continue to the first annuitant on the second annuitant's death, and 50% of the payment to continue to the second annuitant on the first annuitant's death.

                    DEATH BENEFIT--NONE: Payments cease upon the death of both annuitants.
--------------------------------------------------------------------------------
Life Income--       LENGTH OF PAYMENTS: For as long as either annuitant lives,
Two Lives--         with payments guaranteed for a minimum of 120 months, or
Guaranteed          other periods specified in the contract.
Payments
                    CONTINUING PAYMENTS: 100% of the payment will continue to the surviving annuitant after the first death.

                    DEATH BENEFIT: If both annuitants die before the guaranteed payments have all been paid, payments will continue to the beneficiary.
--------------------------------------------------------------------------------
NONLIFETIME INCOME PHASE PAYMENT OPTIONS
--------------------------------------------------------------------------------
Nonlifetime--       LENGTH OF PAYMENTS: Payments will continue for your choice
Guaranteed          of 10 through 30 years (or other periods specified in the
Payments            contract).

                    DEATH BENEFIT: If the annuitant dies before we make all the guaranteed payments, payment will continue to the beneficiary.
--------------------------------------------------------------------------------

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

INVESTMENTS
--------------------------------------------------------------------------------

SEPARATE ACCOUNT. Payments received under the contract and allocated to guaranteed terms will be deposited to, and accounted for, in a nonunitized separate account that we established under Florida law. Prior to January 5, 2000, amounts allocated to guaranteed terms were deposited to, and accounted for, in a nonunitized separate account that we had established under Connecticut law. A nonunitized separate account is a separate account in which you do not participate in the performance of the assets through unit values or any other interest.

Persons allocating amounts to the nonunitized separate account do not receive a unit value of ownership of assets accounted for in the separate account. The assets accrue solely to our benefit and we bear the entire risk of investment gain or loss. All of our obligations due to allocations to the nonunitized separate account are contractual guarantees we have made and are accounted for in the separate account. All of our general assets are available to meet the guarantees under the contracts. However, to the extent provided for in the applicable contracts, assets of the nonunitized separate account are not chargeable with liabilities arising out of any other business we conduct. Income, gains or losses of the separate account are credited to or charged against the assets of the separate account without regard to other income, gains or losses of the Company.

SETTING GUARANTEED INTEREST RATES. We do not have any specific formula for setting guaranteed interest rates for the guaranteed terms. We expect the guaranteed interest rates to be influenced by, but not necessarily correspond to, yields on fixed income securities we acquire with amounts allocated to the guaranteed terms when the guaranteed interest rates are set.

TYPES OF INVESTMENTS. Our assets will be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, and certain other investments.

We intend to invest in assets which, in the aggregate, have characteristics, especially cash flow patterns, reasonably related to the characteristics of the liabilities. Various immunization techniques will be used to achieve the objective of close aggregate matching of assets and liabilities. We will primarily invest in investment-grade fixed income securities including:

     > Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government;

     > Debt securities that are rated, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa) or Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating organizations;

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

     > Other debt instruments including those issued or guaranteed by banks or bank holding companies and of corporations, which although not rated by Moody's, Standard & Poor's, or other nationally recognized rating organizations, are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above; and

     > Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year which are considered by the Company's management to have investment quality comparable to securities which may be purchased as stated above.

In addition, we may invest in futures and options. We purchase financial futures and related options and options on securities solely for non-speculative hedging purposes. In the event securities prices are anticipated to decline, we may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the nonunitized separate account. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or we may purchase options on securities.

WHILE THIS SECTION GENERALLY DESCRIBES OUR INVESTMENT STRATEGY, WE ARE NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE CONTRACT ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS MAY BE REQUIRED BY FLORIDA AND OTHER STATE INSURANCE LAWS. ADDITIONALLY, THE GUARANTEED INTEREST RATES WE ESTABLISH NEED NOT RELATE TO THE INVESTMENT PERFORMANCE WE EXPERIENCE.




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                                       22

TAXATION
--------------------------------------------------------------------------------

INTRODUCTION
This section discusses our understanding of current federal income tax laws affecting the contract. You should keep the following in mind when reading it:

     o Your tax position (or the tax position of the designated beneficiary, as applicable) determines federal taxation of amounts held or paid out under the contract;

     o Tax laws change. It is possible that a change in the future could affect contracts issued in the past;

     o This section addresses federal income tax rules and does not discuss federal estate and gift tax implications, state and local taxes, foreign taxes or any other tax provisions; and

     o We do not make any guarantee about the tax treatment of the contract or transactions involving the contract.

We do not intend this information to be tax advice. For advice about the effect of federal income taxes or any other taxes on amounts held or paid out under the contract, consult a tax adviser. For more comprehensive information, contact the Internal Revenue Service (IRS).


TYPES OF CONTRACTS: NON-QUALIFIED OR QUALIFIED
The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Non-qualified contracts are purchased with after tax contributions and are not related to retirement plans that receive special income tax treatment under the Code.

Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(a), 403(b), 408, 408A or 457 of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on your tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan in order to continue receiving favorable tax treatment. Some retirement plans are subject to additional distribution and other requirements that are not incorporated into our Contract. Because the Plan is not part of the Contract, we are not bound by any Plan's terms or conditions. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.


TAXATION OF NON-QUALIFIED CONTRACTS
     TAXATION PRIOR TO DISTRIBUTION
     We believe that if you are a natural person you will generally not be taxed on increases in the value of a non-qualified Contract until a distribution occurs or until annuity payments begin. This assumes that the Contract will qualify as an annuity contract for federal income tax purposes. For these purposes, the agreement to assign or pledge any portion of the contract value generally will be treated as a distribution. In order to receive deferral of taxation, the following requirements must be satisfied:

        REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract forfederal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such distribution provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit Choices" for additional information on required distributions from non-qualified contracts.

        NON-NATURAL PERSONS. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals)during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser.

        DELAYED ANNUITY STARTING DATE. If the Contract's annuity starting date occurs(or is scheduled to occur) at a time when the annuitant has reached an advanced age (e.g., age 85), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.

     TAXATION OF DISTRIBUTIONS

        GENERAL. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner's investment in the contract at that time. Investment in the contract is generally equal to the amount of all contributions to the contract, less the aggregate amount of non-taxable distributions previously made.
The contract value that applies for this purpose is unclear in some respects. For example, the market value adjustment could increase the contract value that applies. Thus, the income on the Contracts could be higher than the amount of income that would be determined without regard to such adjustments. As a result, you could have higher amounts of income than will be reported to you.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the contract.

        10% PENALTY TAX. A distribution from a non-qualified Contract may be subject to a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

               o    made on or after the taxpayer reaches age 59 1/2;

               o    made on or after the death of a contract owner;

               o    attributable to the taxpayer's becoming disabled; or

               o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

         TAX-FREE EXCHANGES. Section 1035 of the Tax Code permits the exchange of a life insurance, endowment or annuity contract for an annuity contract on a tax-free basis. In such instance, the "investment in the contract" in the old contract will carry over to the new contract. You should consult with your tax advisor regarding procedures for making Section 1035 exchanges.

If your Contract is purchased through a tax-free exchange of a life insurance, endowment or annuity contract that was purchased prior to August 14, 1982, then any distributions other than annuity payments will be treated, for tax purposes, as coming:

               o First, from any remaining "investment in the contract" made prior to August 14, 1982 and exchanged into the Contract;

               o Next, from any "income on the contract" attributable to the investment made prior to August 14, 1982;

               o    Then, from any remaining "income on the contract"; and

               o    Lastly, from any remaining "investment in the contract".

The IRS has concluded that in certain instances, the partial exchange of a portion of one annuity contract for another contract will be tax-free. However, the IRS has reserved the right to treat transactions it considers abusive as ineligible for favorable partial 1035 tax-free exchange treatment. The IRS has not provided any additional guidance on what it considers abusive. It is not certain whether the IRS would treat an immediate withdrawal or annuitization after a partial exchange as abusive. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract directly into an immediate annuity. Currently, we will accept a partial 1035 exchange from a non-qualified annuity into a deferred annuity or an immediate annuity as a tax-free transaction unless we believe that we would be expected to treat the transaction as abusive. We are not responsible for the manner in which any other insurance company, for tax reporting purposes, or the IRS, with respect to the ultimate tax treatment, recognizes or reports a partial exchange. We strongly advise you to discuss any proposed 1035 exchange with your tax advisor prior to proceeding with the transaction.

         TAXATION OF ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income. The tax treatment of partial annuitizations is unclear. We currently treat any partial annuitizations, as withdrawals rather than as annuity payments. Please consult your tax adviser before electing a partial annuitization.

         DEATH BENEFITS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments. Special rules may apply to amounts distributed after a Beneficiary has elected to maintain Contract value and receive payments.

         ASSIGNMENTS AND OTHER TRANSFERS. A transfer, pledge or assignment of ownership of a Contract, or the designation of an annuitant or payee other than an owner, may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, pledge, assignment, or designation or exchange, should consult a tax adviser as to the tax consequences.

         IMMEDIATE ANNUITIES. Under section 72 of the Tax Code, an immediate annuity means an annuity (1) which is purchased with a single premium,
(2) with annuity payments starting within one year from the date of purchase, and (3) which provides a series of substantially equal periodic payments made annually or more frequently. Treatment as an immediate annuity will have significance with respect to exceptions from the 10% early withdrawal penalty, to contracts owned by non-natural persons, and for certain policy exchanges.

         MULTIPLE CONTRACTS. The tax law requires that all non-qualified deferred annuity contracts that are issued by a company or its affiliates to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

         WITHHOLDING. We will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of non-periodic payments. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment.


TAXATION OF QUALIFIED CONTRACTS
     GENERAL
     The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

You will not generally pay taxes on earnings from the annuity contract described in this prospectus until they are withdrawn. When an annuity contract is used to fund one of these tax qualified retirement arrangements, you should know that the annuity contract does not provide any additional tax deferral of earnings beyond the tax deferral provided by the tax-qualified retirement arrangement. Tax-qualified retirement arrangements under Tax Code sections 401(a), 401(k), 403(a), 403(b) or governmental 457 plans also generally defer payment of taxes on earnings until they are withdrawn (or in the case of a non-governmental 457 plan, paid or made available to you or a designated beneficiary). However, annuities do provide other features and benefits which may be valuable to you. You should discuss your alternatives with your local representative.

     DISTRIBUTIONS - GENERAL
     For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the plan participant for whose benefit the contract is purchased (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the plan participant reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than by April 1 of the calendar year following the calendar year in which the individual contract owner reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death. Please note that required minimum distributions under qualified Contracts may be subject to surrender charge and/or market value adjustment, in accordance with the terms of the Contract. This could affect the amount that must be taken from the Contract in order to satisfy required minimum distributions.

     DIRECT ROLLOVERS
     If the Contract is used in connection with a pension, profit-sharing, or annuity plan qualified under sections 401(a) or 403(a) of the Code, or is a tax-sheltered annuity under section 403(b) of the Code, or is used with an eligible deferred compensation plan that has a government sponsor and that is qualified under section 457(b), any "eligible rollover distribution" from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under section 401(a) of the Code, qualified annuity plan under section 403(a) of the Code, section 403(b) annuity or custodial account, or an eligible section 457(b) deferred compensation plan that has a government sponsor, excluding certain amounts (such as minimum distributions required under section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, or hardship distributions as defined in the tax law).

Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain qualified plans. Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or us) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.

     CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS
     Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

     INDIVIDUAL RETIREMENT ANNUITIES - GENERAL
     Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an IRA. Also, amounts in another IRA or individual retirement account can be rolled over or transferred tax-free to an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans for Employees (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. If you make a tax-free rollover of a distribution from any of these IRAs, you may not make another tax-free rollover from the IRA within a 1-year period. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

     INDIVIDUAL RETIREMENT ANNUITIES - DISTRIBUTIONS
     All distributions from a traditional IRA are taxed as received unless either one of the following is true:

          o The distribution is rolled over to a plan eligible to receive rollovers or to another traditional IRA or certain qualified plans in accordance with the Tax Code; or

          o You made after-tax contributions to the IRA. In this case, the distribution will be taxed according to rules detailed in the Tax Code.

To avoid certain tax penalties, you and any designated beneficiary must also meet the minimum distribution requirements imposed by the Tax Code. The requirements do not apply to Roth IRA contracts while the owner is living. These rules may dictate one or more of the following:

          o    Start date for distributions;

          o The time period in which all amounts in your account(s) must be distributed; or

          o    Distribution amounts.

Generally, you must begin receiving distributions from a traditional IRA by April 1 of the calendar year following the calendar year in which you attain age 70 1/2. We must pay out distributions from the contract over one of the following time periods:

          o Over your life or the joint lives of you and your designated beneficiary; or

          o Over a period not greater than your life expectancy or the joint life expectancies of you and your designated beneficiary.

The amount of each periodic distribution must be calculated in accordance with IRS regulations. If you fail to receive the minimum required distribution for any tax year, a 50% excise tax is imposed on the required amount that was not distributed.

The following applies to the distribution of death proceeds under 408(b) and 408A (Roth IRA - See below) plans. Different distribution requirements apply after your death.

If your death occurs after you begin receiving minimum distributions under the contract, distributions must be made at least as rapidly as under the method in effect at the time of your death. Code section 401(a)(9) provides specific rules for calculating the required minimum distributions at your death. The death benefit under the contract and also certain other contract benefits, such as living benefits, may affect the amount of the required minimum distribution that must be taken.


If your death occurs before you begin receiving minimum distributions under the contract, your entire balance must be distributed by December 31 of the calendar year containing the fifth anniversary of the date of your death. For example, if you die on September 1, 2004, your entire balance must be distributed to the designated beneficiary by December 31, 2009. However, if the distributions begin by December 31 of the calendar year following the calendar year of your death, and you have named a designated beneficiary, then payments may be made over either of the following time frames:

          o    Over the life of the designated beneficiary; or

          o Over a period not extending beyond the life expectancy of the designated beneficiary.

If the designated beneficiary is your spouse, distributions must begin on or before the later of the following:

          o December 31 of the calendar year following the calendar year of your death; or

          o December 31 of the calendar year in which you would have attained age 70 1/2.

     ROTH IRAS - GENERAL
     Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to limits on the amount of the contributions and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. Certain qualifying individuals may convert an IRA, SEP, or SIMPLE IRA, to a Roth IRA. Such rollovers and conversions are subject to tax, and other special rules may apply. If you make a tax-free rollover of a distribution from a Roth IRA to another Roth IRA, you may not make another tax-free rollover from the Roth IRA from which the rollover was made within a 1-year period. A 10% penalty may apply to amounts attributable to a conversion to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

     ROTH IRAS - DISTRIBUTIONS
     A qualified distribution from a Roth IRA is not taxed when it is received. A qualified distribution is a distribution:

          o Made after the five-taxable year period beginning with the first taxable year for which a contribution was made to a Roth IRA of the owner; and

          o Made after you attain age 59 1/2, die, become disabled as defined in the Tax Code, or for a qualified first-time home purchase.

If a distribution is not qualified, it will be taxable to the extent of the accumulated earnings. Under special ordering rules, a partial distribution will first be treated generally as a return of contributions which is not taxable and then as taxable accumulated earnings.

     TAX SHELTERED ANNUITIES - GENERAL
     Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (Social Security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, severance from employment, death or disability. Distributions allocable to salary reduction contributions, but not earnings on such contributions, may also be distributed upon hardship. Certain penalties may apply.

     TAX SHELTERED ANNUITIES - DISTRIBUTIONS
     All distributions from Section 403(b) plans are taxed as received unless either of the following is true:

         o The distribution is rolled over to another plan eligible to receive rollovers or to a traditional individual retirement annuity/account (IRA) in accordance with the Tax Code; or

         o You made after-tax contributions to the plan. In this case, the amount will be taxed according to rules detailed in the Tax Code.

Generally, you must begin receiving distributions by April 1 of the calendar year following the calendar year in which you attain age 70 1/2 or retire, whichever occurs later, unless you had amounts under the contract as of December 31, 1986. In this case, distribution of these amounts generally must begin by the end of the calendar year in which you attain age 75 or retire, if later. The death benefit under the contract and also certain other contract benefits, such as the living benefits, may affect the amount of the required minimum distribution that must be taken. If you take any distributions in excess of the required minimum amount, then special rules require that some or all of the December 31, 1986 balance be distributed earlier.


OTHER TAX CONSEQUENCES
As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.


POSSIBLE CHANGES IN TAXATION
Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.


FEDERAL INCOME TAX WITHHOLDING
We will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, we may be required to withhold tax, as explained above. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of non-periodic payments (including withdrawals prior to the annuity starting date) and conversions of, and rollovers from, non-Roth IRAs to Roth IRAs. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As discussed above, the withholding rate applicable to eligible rollover distributions is 20%.


ASSIGNMENTS
Adverse tax consequences to the plan and/or to you may result if your beneficial interest in the contract is assigned or transferred to persons other than: a plan participant as a means to provide benefit payments; an alternate payee under a qualified domestic relations order in accordance with code section 414(p); or to the Company as collateral for a loan.


TAXATION OF COMPANY
We are taxed as a life insurance company under the Tax Code. The Separate Account is not a separate entity from us. Therefore, it is not taxed separately as a "regulated investment company," but is taxed as part of the Company.



OTHER TOPICS
--------------------------------------------------------------------------------

CONTRACT DISTRIBUTION

The Company's affiliate, ING Financial Advisers, LLC (ING Financial) (prior to May 1, 2002, known as Aetna Investment Services, LLC), serves as the principal underwriter for the contracts. ING Financial, a Delaware limited liability company, is registered as a broker-dealer with the SEC. ING Financial is also a member of the National Association of Securities Dealers, Inc., (NASD) and the Securities Investor Protection Corporation. ING Financial's principal office is located at 151 Farmington Avenue, Hartford, Connecticut 06156.

The contracts are offered to the public by individuals who are registered representatives of ING Financial or other broker-dealers which have entered into a selling arrangement with ING Financial. We refer to ING Financial and the other broker-dealers selling the contracts as "distributors."

All registered representatives selling the contracts must also be licensed as insurance agents for the Company.

COMMISSION PAYMENTS. Persons who offer and sell the contracts may be paid a commission. The maximum percentage amount paid with respect to a given purchase payment is 6% of the payment to an account. Asset-based service fees may also be paid. Asset-based service fees will not exceed 11/4%of the assets held under a contract. Some sales personnel may receive various types of non-cash compensation as special sales incentives, including trips and educational and/or business seminars. The total compensation package for sales, supervisory and management personnel of affiliated or related broker-dealers may be positively impacted if the overall amount of investments in the contracts and other products issued or advised by the Company or its affiliates increases over time. The distributor may be reimbursed for certain expenses. The name of the distributor and the registered representative responsible for your account are stated in your application. Commissions and sales related expenses are paid by us or our affiliates and these are not deducted from payments to your account.

Independent third party broker-dealers who will act as wholesalers by assisting us in finding broker-dealers interested in acting as distributors of the contracts may also be contracted. These wholesalers may also provide training, marketing and other sales related functions for us and for the distributors and may provide certain administrative services to us in connection with the contracts. Such wholesalers compensation may be paid based on purchase payments for the contracts purchased through distributors selected by the wholesaler. Third parties may also be designated to provide services in connection with the contracts, such as reviewing applications for completeness and compliance with insurance requirements and providing the distributors with approved marketing material, prospectuses or other supplies. These parties may also receive payments based on purchase payments for their services, to the extent applicable securities laws and NASD rules allow such payments. All costs and expenses related to these services will be paid by us or our affiliates.

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

CONTRACT MODIFICATION

Only an authorized officer of the Company may change the terms of the contract. We may change the contract as required by federal or state law. In addition, we may, upon 30 days' written notice to the contract holder, make other changes to group contracts that would apply only to individuals who become participants under that contract after the effective date of such changes. If the group contract holder does not agree to a change, we reserve the right to refuse to establish new accounts under the contract.

Certain changes will require the approval of appropriate state or federal regulatory authorities.

TRANSFER OF OWNERSHIP; ASSIGNMENT

Your rights under a nonqualified contract may be assigned or transferred. An assignment of a contract will only be binding on us if it is made in writing and sent to and accepted by us at our Service Center. We will use reasonable procedures to confirm the assignment is authentic, including verification of signature. If we fail to follow our own procedures, we will be liable for any losses to you directly resulting from the failure. Otherwise, we are not responsible for the validity of any assignment. The rights of the contract holder and the interest of the annuitant and any designated beneficiary will be subject to the rights of any assignee we have on our records. We reserve the right not to accept any assignment or transfer to a non-natural person. In some cases, an assignment may have adverse tax consequences. You should consult a tax adviser.

INVOLUNTARY TERMINATIONS

We reserve the right to terminate any account with a value of $2,500 or less immediately following a partial withdrawal. However, an IRA may only be closed out when payments to the contract have not been received for a 24-month period and the paid-up annuity benefit at maturity would be less than $20 per month. If such right is exercised, you will be given 90 days' advance written notice. No early withdrawal charge will be deducted for involuntary terminations. We do not intend to exercise this right in cases where the account value is reduced to $2,500 or less solely due to investment performance.

EXPERTS

The consolidated financial statements and schedules of the Company as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon and incorporated herein by reference. The consolidated financial statements and schedules referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.



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

LEGAL MATTERS

We are, or may be in the future, a defendant in various legal proceedings in connection with the normal conduct of our insurance operations. Some of these cases may seek class action status and may include a demand for punitive damages as well as for compensatory damages. In the opinion of management, the ultimate resolution of any existing legal proceeding is not likely to have a material adverse effect on our ability to meet our obligations under the contract.

ING Financial Advisers, LLC, the principal underwriter and distributor of the contract, (the "distributor"), is a party to threatened or pending lawsuits/arbitration that generally arise from the normal conduct of business. Suits against the distributor sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. In a number of pending cases, claims have been made that a former registered representative of the distributor converted client funds to the representative's personal use. ING Financial Advisers, LLC is not involved in any legal proceeding which, in the opinion of management, is likely to have material adverse effect on its ability to distribute the contract.

FURTHER INFORMATION

This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

                       Securities and Exchange Commission
                               450 Fifth Street NW
                              Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at either 1-800-SEC-0330 or 1-202-942-8090. You may also find more information about the Company by visiting the Company's homepage on the internet at www.ingretirementplans.com.

A copy of the Company's annual report on Form 10-K for the year ended December 31, 2003, accompanies this prospectus. We refer to Form 10-K for a description of the Company and its business, including financial statements. We intend to send contract holders annual account statements and other such legally required reports. We do not anticipate such reports will include periodic financial statements or information concerning the Company.

You can find this prospectus and other information the Company files electronically with the SEC on the SEC's web site at www.sec.gov.



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

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have incorporated by reference the Company's latest Annual Report on Form 10-K, as filed with the SEC and in accordance with the Securities and Exchange Act of 1934. The Annual Report must accompany this prospectus. Form 10-K contains additional information about the Company including financial statements for the latest fiscal year. We were not required to file any other reports pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since the end of the fiscal year covered by that Form 10-K.

The registration statement for this prospectus incorporates some documents by reference. We will provide a free copy of any such documents upon the written or oral request of anyone who has received this prospectus. We will not include exhibits to those documents unless they are specifically incorporated by reference into the document. Direct requests to:

                                       ING
                                  P.O. Box 9271
                           Des Moines, Iowa 50306-9271
                                 1-800-531-4547

INQUIRIES

You may contact us directly by writing or calling us at the address or phone number shown above.






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

                                   APPENDIX I

                   CALCULATING A MARKET VALUE ADJUSTMENT (MVA)

MARKET VALUE ADJUSTMENT FORMULA

The mathematical formula used to determine the MVA is:

                            { (1+i)/(1+j) }^(X/365)

Where:

>    I is the deposit period yield;

>    J is the current yield; and

> X is the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term.

We make an adjustment in the formula of the MVA to reflect the period of time remaining in the guaranteed term from the Wednesday of the week of a withdrawal.

EXPLANATION OF THE MARKET VALUE ADJUSTMENT FORMULA

The MVA essentially involves a comparison of two yields: the yield available at the start of the current guaranteed term of the contract (the deposit period yield) and the yield currently available (the current yield).

The MVA depends on the relationship between the following:

> The deposit period yield of U.S. Treasury Notes that mature in the last quarter of the guaranteed term; and

>    The current yield of these U.S. Treasury Notes at the time of withdrawal.

If the current yield is the lesser of the two, the MVA will decrease the amount withdrawn from the contract to satisfy the withdrawal request (the MVA will be positive). If the current yield is the higher of the two, the MVA will increase the amount withdrawn from the contract to satisfy the withdrawal request (the MVA will be negative, or detrimental to the investor). As a result of the MVA imposed, the amount withdrawn from the contract prior to the maturity date may be less than the amount paid into the contract.

To determine the deposit period yield and the current yield, certain information must be obtained about the prices of outstanding U.S. Treasury Notes. This information may be found each business day in publications such as the Wall Street Journal, which publishes the yield-to-maturity percentages for all Treasury Notes as of the preceding business day. These percentages are used in determining the deposit period yield and the current yield for the MVA calculation.

DEPOSIT PERIOD YIELD

Determining the deposit period yield in the MVA calculation involves consideration of interest rates prevailing at the start of the guaranteed term from which the withdrawal will be made, as follows:

> We identify the Treasury Notes that mature in the last three months of the guaranteed term; and

> We determine the yield-to-maturity percentages of these Treasury Notes for the last business day of each week in the deposit period.

The resulting percentages are then averaged to determine the deposit period yield. The deposit period is the period of time during which the purchase payment or any reinvestment may be made to available guaranteed terms. A deposit period may be a month, a calendar quarter, or any other period of time we specify.


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

CURRENT YIELD

To determine the current yield, we use the same Treasury Notes identified for the deposit period yield --Treasury Notes that mature in the last three months of the guaranteed term. However, the yield-to-maturity percentages used are those for the last business day of the week preceding the withdrawal. We average these percentages to determine the current yield.

EXAMPLES OF MVA CALCULATIONS

The following are examples of MVA calculations using several hypothetical deposit period yields and current yields. These examples do not include the effect of any early withdrawal charge that may be assessed under the contract upon withdrawal.


EXAMPLE I

Assumptions:                                 Assumptions:

i, the deposit period yield, is 4%           i, the deposit period yield, is 5%

j, the current yield, is 6%                  j, the current yield, is 6%

x, the number of days remaining              x, the number of days remaining
(computed from Wednesday of the              (computed from Wednesday of the
week of withdrawal) in the                   week of withdrawal) in the
guaranteed term, is 927.                     guaranteed term, is 927.

MVA = { (1+i)/(1+j) }^(x/365)                MVA = { (1+i)/(1+j) }^(x/365)

    = { (1.04)/(1.06) }^(927/365)                = { (1.05)/(1.06) }^(927/365)

                        =.9528                                       =.9762

In this example, the deposit period          In this example, the deposit period
yield of 4% is less than the                 yield of 5% is less than the
current yield of 6%; therefore, the          current yield of 6%; therefore, the
MVA is less than one. The amount             MVA is less than one. The amount
withdrawn from the guaranteed term           withdrawn from the guaranteed term
is multiplied by this MVA.                   is multiplied by this MVA.

If a withdrawal or transfer of a             If a withdrawal or transfer of a
specific dollar amount is                    specific dollar amount is
requested, the amount withdrawn              requested, the amount withdrawn
from a guaranteed term will be               from a guaranteed term will be
increased to compensate for the              increased to compensate for the
negative MVA amount. For example, a          negative MVA amount. For example, a
withdrawal request to receive a              withdrawal request to receive a
check for $2,000 would result in a           check for $2,000 would result in a
$2,099.08 withdrawal from the                $2,048.76 withdrawal from the
guaranteed term.                             guaranteed term.


IICA - MRA - 131766

EXAMPLE II

Assumptions:                                 Assumptions:

i, the deposit period yield, is 6%           i, the deposit period yield, is 5%

j, the current yield, is 4%                  j, the current yield, is 4%

x, the number of days remaining              x, the number of days remaining
(computed from Wednesday of the              (computed from Wednesday of the
week of withdrawal) in the                   week of withdrawal) in the
guaranteed term, is 927.                     guaranteed term, is 927.

MVA = { (1+i)/(1+j) }^(x/365)                MVA = { (1+i)/(1+j) }^(x/365)

    = { (1.06)/(1.04) }^(927/365)                = { (1.05)/(1.04) }^(927/365)

                        =1.0496                                      =1.0246

In this example, the deposit period          In this example, the deposit period
yield of 6% is greater than the              yield of 5% is greater than the
current yield of 4%; therefore, the          current yield of 4%; therefore, the
MVA is greater than one. The amount          MVA is greater than one. The amount
withdrawn from the guaranteed term           withdrawn from the guaranteed term
is multiplied by this MVA.                   is multiplied by this MVA.

If a withdrawal or transfer of a             If a withdrawal or transfer of a
specific dollar amount is                    specific dollar amount is
requested, the amount withdrawn              requested, the amount withdrawn
from a guaranteed term will be               from a guaranteed term will be
decreased to compensate for the              decreased to compensate for the
positive MVA amount. For example, a          positive MVA amount. For example, a
withdrawal request to receive a              withdrawal request to receive a
check for $2,000 would result in a           check for $2,000 would result in a
$1,905.49 withdrawal from the                $1,951.98 withdrawal from the
guaranteed term.                             guaranteed term.




IICA - MRA - 131766
                                       36

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 10-K

              Annual Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

For the fiscal year ended December 31, 2003      Commission file number: 333-49581, 033-63657
                          -----------------                              --------------------

                        ING INSURANCE COMPANY OF AMERICA
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Florida                                06-1286272
--------------------------------------------------------------------------------
  (State or other jurisdiction of                   (IRS employer
   incorporation or organization                 identification no.)

Corporate Center One, 2202 North Westshore Boulevard #350, Tampa, Florida         33607
---------------------------------------------------------------------------------------------
                    (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code (813) 281-3773
                                                   --------------

--------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report


Securities registered pursuant to Section 12(b) of Act: None
Securities registered pursuant to Section 12(g) of Act: None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 Yes /X/   No / /

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this form 10-K or any amendment to this Form 10-K.

                                 Yes /X/   No / /

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act).

                                 Yes / /   No /X/

APPLICABLE ONLY TO CORPORATE ISSUERS:
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 25,500 shares of Common Stock as of March 25, 2004, all of which were directly owned by ING Life Insurance and Annuity Company.

NOTE: WHEREAS ING INSURANCE COMPANY OF AMERICA MEETS THE CONDITIONS SET FORTH IN GENERAL INSTRUCTION I(1)(a) AND (b) OF FORM 10-K, THIS FORM IS BEING FILED WITH THE REDUCED DISCLOSURE FORMAT PURSUANT TO GENERAL INSTRUCTION I(2).

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)
                           Annual Report on Form 10-K
                      For the Year Ended December 31, 2003

                                TABLE OF CONTENTS

FORM 10-K
ITEM NO.                                                                                           PAGE
---------                                                                                          ----
                                                  PART I

Item 1.     Business**                                                                                3
Item 2.     Properties**                                                                              6
Item 3.     Legal Proceedings                                                                         6
Item 4.     Submission of Matters to a Vote of Security Holders*                                      6

                                                  PART II

Item 5.     Market for Registrant's Common Equity and Related Stockholder Matters                     7
Item 6.     Selected Financial Data*                                                                  7
Item 7.     Management's Narrative Analysis of the Results of Operations and
               Financial Condition**                                                                  7
Item 7A.    Quantitative and Qualitative Disclosures About Market Risk                               15
Item 8.     Financial Statements and Supplementary Data                                              16
Item 9.     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure     40
Item 9A.    Controls and Procedures                                                                  40

                                                  PART III

Item 10.    Directors and Executive Officers of the Registrant*                                      40
Item 11.    Executive Compensation*                                                                  40
Item 12.    Security Ownership of Certain Beneficial Owners and Management*                          40
Item 13.    Certain Relationships and Related Transactions*                                          40
Item 14.    Principal Accountant Fees and Services*                                                  40

                                                  PART IV

Item 15.    Exhibits, Financial Statement Schedules, and Reports on Form 8-K                         41

            Index on Financial Statement Schedules                                                   44
            Signatures                                                                               47

 * Item omitted pursuant to General Instruction I(2) of Form 10-K, except as to Part III, Item 10 with respect to compliance with Sections 406 and 407 of the Sarbanes-Oxley Act of 2002
** Item prepared in accordance with General Instruction I(2) of Form 10-K

                                     PART I

ITEM 1.    BUSINESS

ORGANIZATION OF BUSINESS

ING Insurance Company of America ("IICA," or the "Company"), is a stock life insurance company organized in 1990 under the insurance laws of Connecticut. Effective January 5, 2000, the Company's state of domicile changed from Connecticut to Florida. The Company is a wholly-owned subsidiary of ING Life Insurance and Annuity Company ("ILIAC"). ILIAC was a wholly-owned subsidiary of ING Retirement Holdings, Inc. ("HOLDCO"), which was a wholly-owned subsidiary of ING Retirement Services, Inc. ("IRSI") until March 30, 2003. IRSI was a wholly-owned subsidiary of Lion Connecticut Holdings Inc. ("Lion") until March 30, 2003, which in turn was ultimately owned by ING Groep N.V. ("ING"), a financial services company based in The Netherlands. On March 30, 2003, a series of mergers occurred in the following order: IRSI merged into Lion, HOLDCO merged into Lion. As a result, ILIAC is now a direct wholly-owned subsidiary of Lion.

On December 13, 2000, ING America Insurance Holdings, Inc., an indirect wholly-owned subsidiary of ING, acquired Aetna Inc., comprised of the Aetna Financial Services business, of which the Company is a part, and Aetna International businesses, for approximately $7,700.0 million. The purchase price was comprised of approximately $5,000.0 million in cash and the assumption of $2,700.0 million of outstanding debt and other net liabilities. In connection with the acquisition, Aetna Inc. was renamed Lion.

PRODUCTS AND SERVICES

Management has determined that under Statement of Financial Accounting Standards No. 131, DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, the Company has one operating segment, ING U.S. Financial Services ("USFS").

The Company principally offers annuity contracts to individuals on a qualified and non-qualified basis and to employer-sponsored retirement plans qualified under Internal Revenue Code Sections 401, 403 and 408. These contracts may be deferred or immediate ("payout annuities").

INVESTMENT OPTIONS

The Company's products provide customers with variable and/or fixed investment options. Variable options generally provide for full assumption by the customer of investment risks. Assets supporting variable options are held in separate accounts that invest in mutual funds advised and/or distributed by the Company or its affiliates or advised and/or distributed by non-affiliates. Variable separate account investment income and realized capital gains and losses are not reflected in the Company's statements of income.

Fixed options are either "fully guaranteed" or "experience-rated". Fully guaranteed fixed options provide guarantees on investment return, maturity values, and if applicable, benefit payments. Other fixed options are "experience rated" and require the customer to assume investment (including realized capital gains and losses on the sale of invested assets) and other risks subject to, among other things, principal and interest guarantees. The Company will not be issuing these other fixed options in 2002 and beyond.

FEES AND MARGINS

Insurance charges or other fees earned by the Company vary by product and depend, among other factors, on the funding option selected by the customer under the product. For annuity products where assets are allocated to variable funding options, the Company may charge the separate account asset-based insurance and expense fees. In addition, when a customer selects an affiliated mutual fund as a variable funding option, the Company may receive compensation from the fund's adviser, administrator or other affiliated entity for the performance of certain shareholder services. The Company may also receive administrative service, distribution (12b-1), and/or service plan fees, in addition to compensation from the fund's adviser, administrator or other affiliated entity for the performance of certain shareholder services. For fixed funding options, the Company earns a margin, which is based on the difference between income earned on the investments supporting the liability and interest credited to customers. The Company may also receive other fees or charges depending on the nature of the products.

ASSETS UNDER MANAGEMENT AND ADMINISTRATION

A substantial portion of fees or other charges and margins is based on assets under management. Assets under management are principally affected by net deposits (i.e. deposits, including new contracts, less surrenders), investment performance (e.g. interest credited to customer accounts for fixed options or market performance for variable options) and customer retention. Assets under management, excluding net unrealized capital gains and losses related to market value adjustments required under Statement of Financial Accounting Standards ("FAS") No. 115, were $723.3 million, $689.1 million and $897.4 million at December 31, 2003, 2002 and 2001, respectively. Assets under management are available for policyholder withdrawal and are subject to fair value adjustments and/or deferred surrender charges.

To encourage customer retention and recover acquisition expenses, contracts typically impose a surrender charge on policyholder balances withdrawn within a period of time after the contract's inception. The period of time and level of the charge vary by product. More favorable credited rates may also be offered after policies have been in force for a period of time. Existing tax penalties on annuity distributions prior to age 59-1/2 provide further disincentive to customers for premature surrenders of account balances, but generally do not impede transfers of those balances to products of competitors.

PRINCIPAL MARKETS AND METHOD OF DISTRIBUTION

The Company's products are offered primarily to individuals and employer-sponsored groups in the education market. The Company's products generally are sold through a managed network of broker/dealers and dedicated career agents.

COMPETITION

Competition arises from an array of financial services companies including other insurance companies, banks, mutual funds and other investment managers. Principal competitive factors are reputation for investment performance, product features, service, cost and the perceived financial strength of the investment manager or sponsor.

Competition may affect, among other matters, both business growth and the pricing of the Company's products and services.

RESERVES

Reserves for investment contracts (deferred annuities and immediate annuities without life contingent payouts) are equal to cumulative deposits plus credited interest less withdrawals and charges thereon. For the investment contracts which are experience-rated, the reserves also reflect net realized capital gains/losses on the sale of invested assets, (which the Company reflects through credited rates on an amortized basis) and net unrealized capital gains/losses related to FAS No. 115.

Reserves, as described above, are computed amounts that, with additions from deposits to be received and with interest on such reserves compounded annually at assumed rates, are expected to be sufficient to meet the Company's policy obligations at their maturities or to pay expected death or retirement benefits or other withdrawal requests.

OTHER MATTERS

REGULATION

The Company's operations are subject to comprehensive regulation throughout the United States. The laws of the various jurisdictions establish supervisory agencies, including the state insurance departments, with broad authority to grant licenses to transact business and regulate many aspects of the products and services offered by the Company, as well as solvency and reserve adequacy. Many agencies also regulate investment activities on the basis of quality, diversification, and other quantitative criteria. The Company's operations and accounts are subject to examination at regular intervals by certain of these regulators.

Operations conducted by the Company are subject to regulation by various insurance agencies where the Company conducts business, in particular the Florida Department of Insurance. Among other matters, these agencies may regulate premium rates, trade practices, agent licensing, policy forms, and underwriting and claims practices.

The Securities and Exchange Commission ("SEC") and, to a lesser extent, the states regulate the sales and investment management activities and operations of the Company. Regulations of the SEC, Department of Labor and Internal Revenue Service also impact certain of the Company's annuity and other investment and retirement products. These products involve Separate Accounts and mutual funds registered under the Investment Company Act of 1940.

MISCELLANEOUS

The Company utilizes the employees of its affiliates and receives an expense allocation, at cost, based on the utilization of these employees.

The Company uses ING's computer facilities. The Company's management believes that ING's computer facilities, systems and related procedures are adequate to meet its business needs. ING's data processing systems and backup and security policies, practices and procedures are regularly evaluated by ING's management and internal auditors and are modified as considered necessary.

The Company is not dependent upon any single customer and no single customer accounted for 10% or more of revenue in 2003. In addition, the loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the earnings of the Company.

ITEM 2.    PROPERTIES

The Company's principal executive office is located at Corporate Center One, 2202 North Westshore Boulevard #350, Tampa, Florida 33607 and its principal office for operations is located at 151 Farmington Avenue, Hartford, Connecticut 06156. The Company occupies office space that is leased by ILIAC or other affiliates. Expenses associated with these offices are allocated on a direct and indirect basis to the Company.

ITEM 3.    LEGAL PROCEEDINGS

The Company is a party to threatened or pending lawsuits arising from the normal conduct of business. Due to the climate in insurance and business litigation, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits will not have a materially adverse effect on the Company's operations or financial position.

ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

                                     PART II

ITEM 5.    MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

All of the Company's outstanding shares are owned by ILIAC, which is a wholly-owned subsidiary of Lion, which is ultimately owned by ING.

ITEM 6.    SELECTED FINANCIAL DATA

Omitted pursuant to General Instruction I(2)(a) of Form 10-K.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION

OVERVIEW

The following narrative analysis of the results of operations and financial condition presents a review of the Company for the twelve month periods ended December 31, 2003 versus 2002.

CHANGE IN ACCOUNTING PRINCIPLE

During 2002, the Company adopted Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS ("FAS No. 142"). The adoption of this standard resulted in an impairment loss of $101.8 million. The Company, in accordance with FAS No. 142, recorded the impairment loss retroactive to the first quarter of 2002; prior quarters of 2002 were restated accordingly. This impairment loss represented the entire carrying amount of goodwill, net of accumulated amortization. This impairment charge was shown as a change in accounting principle on the December 31, 2002 Income Statement.

RESULTS OF OPERATIONS

Fee income for the year ended December 31, 2003 decreased by $1.8 million compared to the year ended December 31, 2002. A substantial portion of fee income is calculated based on variable assets under management. The decrease in fee income was primarily due to a decrease in the Company's average variable assets under management. The Company's variable assets under management declined due to normal net cash outflows, partially offset by improved equity market returns.

Net investment income decreased $0.1 million for the year ended December 31, 2003, respectively, compared to the same periods in 2002. Net investment income decreased due to the lower interest rate environment.

Net realized capital gains for the year ended December 31, 2003 increased by $4.7 million compared to the year ended 2002. Net realized gains resulted from sales of fixed maturities having a fair value greater than book value primarily due to declining interest rates.

Interest credited and other benefits to policyholders decreased $3.7 million in contrast to the comparative period in 2002. The decrease was primarily a result of a decline in assets under management with fixed options coupled with a decrease in credited interest rates resulting from a management decision to lower credited rates as a result of the lower interest rate environment in 2003 compared to 2002.

Underwriting, acquisition, and insurance expenses for the year ended December 31, 2003 decreased by $0.1 million compared to the same period in 2002. The lower expenses are primarily due to decreases in general expenses and commissions substantially offset by a decrease in policy acquisition costs deferred. The reduction in general expenses was a result of lower allocation of expenses from the Company's parent. Commissions decreased during the periods as a result of decreases in new and renewal business generated during the year ended December 31, 2003 as compared to the same period in 2002. Policy acquisition costs deferred decreased primarily due to lower commissions and other acquisition costs during the respective periods.

Amortization of deferred policy acquisition costs and value of business acquired for the year ended December 31, 2003, decreased by $7.0 million compared to the same period in 2002. Decreased amortization during the year was primarily due to improved market and fund performance. Amortization of long-duration products is recorded in proportion to actual and estimated future gross profits. Estimated gross profits are computed based on assumptions related to the underlying contracts, including but not limited to interest margins, surrenders, withdrawals, expenses, and asset growth. The decrease in the amortization of deferred policy acquisition costs and value of insurance acquired reflects the impact of these variables on the overall book of business.

The cumulative effect of change in accounting principle for the year ended December 31, 2002, was a loss of $101.8 million, related to the adoption of FAS No. 142, which addresses the value of goodwill and other intangible assets.

Net income, excluding cumulative effect of change in accounting principle, increased by $9.6 million for the year ended December 31, 2003, as compared to the year ended December 31, 2002. Higher earnings are primarily the result of an increase in net realized capital gains and a decrease in amortization of deferred policy acquisition costs and value of business acquired partially offset by a decrease in fee income.

The Company's annuity deposits and assets under management were as follows:

(MILLIONS)                                              2003      2002      2001
--------------------------------------------------------------------------------
Deposits
  Annuities--fixed options                           $   4.6   $   6.6   $   7.1
  Annuities--variable options                           17.9      21.4      29.6
--------------------------------------------------------------------------------
Total deposits                                       $  22.5   $  28.0   $  36.7
================================================================================
Assets under management
  Annuities--fixed options (1)                       $ 138.9   $ 150.7   $ 156.1
  Annuities--variable options (2)                      584.4     538.4     741.3
--------------------------------------------------------------------------------
Total--assets under management                       $ 723.3   $ 689.1   $ 897.4
================================================================================

(1) Excludes net unrealized capital gains of $5.2 million, $8.0 million and $4.2 million at December 31, 2003, 2002 and 2001, respectively.
(2) Includes $440.5 million, $399.0 million and $564.9 million at December 31, 2003, 2002 and 2001, respectively, of assets invested through the Company's products in unaffiliated mutual funds.

FINANCIAL CONDITION

INVESTMENTS

FIXED MATURITIES

At December 31, 2003 and 2002, respectively, the Company's carrying value of available for sale fixed maturities including fixed maturities pledged to creditors (hereinafter referred to as "total fixed maturities") represented 100% of the total general account invested assets. For the same periods, $92.3 million, or 69% of total fixed maturities, and $118.2 million, or 91% of total fixed maturities, respectively, supported experience-rated products. Total fixed maturities reflected net unrealized capital gains of $5.2 million and $8.0 million at December 31, 2003 and 2002, respectively.

It is management's objective that the portfolio of fixed maturities be of high quality and be well diversified by market sector. The fixed maturities in the Company's portfolio are generally rated by external rating agencies and, if not externally rated, are rated by the Company on a basis believed to be similar to that used by the rating agencies. The average quality rating of the Company's fixed maturities portfolio was AA- at December 31, 2003 and 2002.

Fixed maturities rated BBB and below may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

The percentage of total fixed maturities by quality rating category is as follows:

                                                             DECEMBER 31, 2003   DECEMBER 31, 2002
--------------------------------------------------------------------------------------------------
AAA                                                                47.7%               53.9%
AA                                                                  1.2                 4.5
A                                                                  27.7                21.8
BBB                                                                22.6                17.4
BB                                                                  0.1                 0.3
B and below                                                         0.7                 2.1
--------------------------------------------------------------------------------------------------
   Total                                                          100.0%              100.0%
==================================================================================================

The percentage of total fixed maturities by market sector is as follows:

                                                             DECEMBER 31, 2003   DECEMBER 31, 2002
--------------------------------------------------------------------------------------------------
U.S. Corporate                                                     56.9%               41.9%
Residential Mortgaged-backed                                       19.7                18.0
U.S. Treasuries/Agencies                                            6.0                22.4
Commercial/Multifamily Mortgage-backed                              4.0                 5.2
Asset-backed                                                        6.2                 5.5
Foreign                                                             7.2                 7.0
--------------------------------------------------------------------------------------------------
   Total                                                          100.0%              100.0%
==================================================================================================

The Company analyzes the general account investments to determine whether there has been an other than temporary decline in fair value below the amortized cost basis in accordance with FAS No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. Management considers the length of the time and the extent to which the fair value has been less than amortized cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in fair value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other than temporary impairment is considered to have occurred.

When a decline in fair value is determined to be other than temporary, the individual security is written down to fair value and the loss accounted for as a realized loss.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities. The Company's principal sources of liquidity are deposits on annuity contracts and product charges, investment income, maturing investments, and capital contributions. Primary uses of liquidity are payments of commissions and operating expenses, interest and premium credits, investment purchases as well as withdrawals and surrenders.

The Company has entered into agreements with ILIAC under which ILIAC has agreed to cause the Company to have sufficient capital to meet certain capital and surplus levels. Management believes that its sources of liquidity are adequate to meet the Company's short-term cash obligations.

The National Association of Insurance Commissioners ("NAIC") risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a Company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Company has complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate that the Company has total adjusted capital above all required capital levels.

CRITICAL ACCOUNTING POLICIES

GENERAL

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions in certain circumstances that affect amounts reported in the accompanying financial statements and related footnotes. These estimates and assumptions are evaluated on an on-going basis based on historical developments, market conditions, industry trends and other information that is reasonable under the circumstances. There can be no assurance that actual results will conform to estimates and assumptions, and that reported results of operations will not be affected in a materially adverse manner by the need to make future accounting adjustments to reflect changes in these estimates and assumptions from time to time.

The Company has identified the following estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability: investment impairment testing, amortization of deferred acquisition costs and value of business acquired and goodwill impairment testing. In developing these estimates management makes subjective and complex judgments that are inherently uncertain and subject to material change as facts and circumstances develop. Although variability is inherent in these estimates, management believes the amounts provided are appropriate based upon the facts available upon compilation of the financial statements.

INVESTMENT IMPAIRMENT TESTING

The Company reviews the general account investments for impairments by analyzing the amount and length of time amortized cost has exceeded fair value, and by making certain estimates and assumptions regarding the issuing companies' business prospects, future economic conditions and market forecasts. Based on the facts and circumstances of each case, management uses judgment in deciding whether any calculated impairments are temporary or other than temporary. For those impairments judged to be other than temporary, we reduce the carrying value of those investments to the current fair value and record impairment losses for the difference.

AMORTIZATION OF DEFERRED ACQUISITION COSTS AND VALUE OF BUSINESS ACQUIRED

Deferred policy acquisition costs ("DAC") and value of business acquired ("VOBA") are amortized with interest over the life of the contracts (usually 25 years) in relation to the present value of estimated gross profits from projected interest margins, asset-based fees, policy administration and surrender charges less policy maintenance fees and non-capitalized commissions.

Changes in assumptions can have a significant impact on the calculation of DAC/VOBA and its related amortization patterns. Due to the relative size of DAC/VOBA balance and the sensitivity of the calculation to minor changes in the underlying assumptions and the related volatility that could result in the reported DAC/VOBA balance, the Company performs a quarterly analysis of DAC/VOBA. At each balance sheet date, actual historical gross profits are reflected and expected future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated profit requires that the amortization rate be revised retroactively to the date of policy or contract issuance ("unlocking"), which could be significant. The cumulative difference related to prior periods is recognized as a component of current period's amortization, along with amortization associated with the actual gross profits of the period. In general, increases in estimated returns result in increased expected future profitability and may lower the rate of amortization, while increases in lapse/surrender and mortality assumptions or decreases in returns reduce the expected future profitability of the underlying business and may increase the rate of amortization.

One of the most significant assumptions involved in the estimation of future gross profits for variable universal life and variable deferred annuity products is the assumed return associated with future variable account performance. To reflect the near-term and long-term volatility in the equity markets this assumption involves a combination of near-term expectations and a long-term assumption about market performance. The overall return generated by the variable account is dependent on several factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds as well as equity sector weightings.

As part of the regular analysis of DAC/VOBA, at the end of third quarter of 2002, the Company unlocked its long-term rate of return assumptions. The Company reset long-term assumptions for the separate account returns to 9.0% (gross before fund management fees and mortality and expense and other policy charges), as of December 31, 2002, reflecting a blended return of equity and other sub-accounts. The initial unlocking adjustment in 2002 was primarily driven by the sustained downturn in the equity markets and revised expectations for future returns. During 2002, the Company recorded an acceleration of DAC/VOBA amortization totaling $3.5 million before tax, or $2.3 million, net of $1.2 million of federal income tax benefit.

The Company has remained unlocked during 2003, and reset long-term assumptions for the separate account returns from 9.0% to 8.5% (gross before fund management fees and mortality and expense and other policy charges), as of December 31, 2003, maintaining a blended return of equity and other sub-accounts. The 2003 unlocking adjustment from the previous year was primarily driven by improved market performance. For the year ended December 31, 2003, the Company recorded a deceleration of DAC/VOBA amortization totaling $1.1 million before tax, or $0.7 million, net of $0.4 million of federal income tax expense.

GOODWILL IMPAIRMENT TESTING

The Company tested goodwill as of January 1, 2002 for impairment using fair value calculations based on the present value of estimated future cash flows from business currently in force and business that we estimate we will add in the future. These calculations require management to make estimates on the amount of future revenues and the appropriate discount rate. The calculated fair value of goodwill and the resulting impairment loss recorded is based on these estimates, which require a significant amount of management judgment. The adoption of FAS No. 142 resulted in the impairment of the Company's entire goodwill balance during 2002. Refer to Note 1 of the Financial Statements for a discussion of the results of the Company's goodwill testing procedures and to Management's Narrative Analysis of the Results of Operations and Financial Condition for the impact these procedures had on the Company's income.

OFF-BALANCE SHEET ARRANGEMENTS

In January 2003, the FASB issued FASB Interpretation 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES, AN INTERPRETATION OF ARB NO.51 ("FIN 46"). In December 2003, the FASB modified FIN 46 to make certain technical revisions and address certain implementation issues that had arisen. FIN 46 provides a new framework for identifying variable interest entities ("VIE") and determining when a company should include the assets, liabilities, noncontrolling interests and results of activities of a VIE in its consolidated financial statements.

In general, a VIE is a corporation, partnership, limited- liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

FIN 46 requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE's activities, is entitled to receive a majority of the VIE's residual returns (if no party absorbs a majority of the VIE's losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE's assets, liabilities and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN 46 also requires disclosures about VIEs that the variable interest holder is not required to consolidate, but in which it has a significant variable interest.

At December 31, 2003, the Company held the following investments that, for purposes of FIN 46, were evaluated and determined to not require consolidation in the Company's financial statements:

ASSET TYPE                                              PURPOSE         BOOK VALUE (1)   MARKET VALUE
-----------------------------------------------------------------------------------------------------
Private Corporate Securities--synthetic leases;
  project financings; credit tenant leases        Investment Holdings       $  3.0          $  3.1
Commercial Mortgage Obligations (CMO)             Investment Holdings         26.3            26.2
Asset Backed Securities (ABS)                     Investment Holdings          6.0             6.3
Commercial Mortgage Backed Securities (CMBS)      Investment Holdings          4.9             5.3

(1) Represents maximum exposure to loss except for those structures for which the Company also receives asset management fees

As of December 31, 2003, the Company had no significant contractual obligations.

LEGISLATIVE INITIATIVES

The Jobs and Growth Tax Relief Reconciliation Act of 2003, which was enacted in the second quarter, may impact the Company. The Act's provisions, which reduce the tax rates on long-term capital gains and corporate dividends, impact the relative competitiveness of the Company's products especially variable annuities.

Other legislative proposals under consideration include repealing the estate tax, changing the taxation of products, changing life insurance company taxation and making changes to nonqualified deferred compensation arrangements. Some of these proposals, if enacted, could have a material effect on life insurance, annuity and other retirement savings product sales.

The impact on the Company's tax position and products cannot be predicted.

OTHER REGULATORY MATTERS

Like many financial services companies, certain U.S. affiliates of ING Groep N.V. have received informal and formal requests for information since September 2003 from various governmental and self-regulatory agencies in connection with investigations related to mutual funds and variable insurance products. ING has cooperated fully with each request.

In addition to responding to regulatory requests, ING management initiated an internal review of trading in ING insurance, retirement, and mutual fund products. The goal of this review has been to identify whether there have been any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel. This internal review is being conducted by independent special counsel and auditors. Additionally, ING reviewed its controls and procedures in a continuing effort to deter improper frequent trading in ING products. ING's internal reviews related to mutual fund trading are continuing.

The internal review has identified several arrangements allowing third parties to engage in frequent trading of mutual funds within our variable insurance and mutual fund products, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Most of the identified arrangements were initiated prior to ING's acquisition of the businesses in question. In each arrangement identified, ING has terminated the inappropriate trading, taken steps to discipline or terminate employees who were involved, and modified policies and procedures to deter inappropriate activity. While the review is not completed, management believes the activity identified does not represent a systemic problem in the businesses involved.

These instances included agreements (initiated in 1998) that permitted one variable life insurance customer of Reliastar Life Insurance Company ("Reliastar") to engage in frequent trading, and to submit orders until 4pm Central Time, instead of 4pm Eastern Time. Reliastar was acquired by ING in 2000. The late trading arrangement was immediately terminated when current senior management became aware of it in 2002. ING believes that no profits were realized by the customer from the late trading aspect of the arrangement.

In addition, the review has identified five arrangements that allowed frequent trading of funds within variable insurance products issued by Reliastar and by ING USA Annuity & Life Insurance Company; and in certain ING Funds. ING entities did not receive special benefits in return for any of these arrangements, which have all been terminated. The internal review also identified two investment professionals who engaged in improper frequent trading in ING Funds.

ING will reimburse any ING Fund or its shareholders affected by inappropriate trading for any profits that accrued to any person who engaged in improper frequent trading for which ING is responsible. Management believes that the total amount of such reimbursements will not be material to ING or its U.S. business.

FORWARD-LOOKING INFORMATION/RISK FACTORS

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in this report and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the SEC. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Statements using verbs such as "expect," "anticipate," "believe" or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Company's beliefs concerning future levels of sales and redemptions of the Company's products, investment spreads and yields, or the earnings and profitability of the Company's activities.

Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which are subject to change. These uncertainties and contingencies could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable developments. Some may be national in scope, such as general economic conditions, changes in tax law and changes in interest rates. Some may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation. Others may relate to the Company specifically, such as credit, volatility and other risks associated with the Company's investment portfolio. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the SEC. The Company disclaims any obligation to update forward-looking information.

ITEM 7A.   QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Asset/liability management is integrated into many aspects of the Company's operations, including investment decisions, product development, and determination of crediting rates. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables in the modeling process include interest rates, anticipated policyholder behavior and variable separate account performance. Policyholders bear the investment risk related to variable insurance products.

The fixed account liabilities are supported by a portfolio principally composed of fixed rate investments that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available for sale. This enables the Company to respond to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking in to account interest rate and credit risk, as well as other risks. The Company's asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

On the basis of these analyses, management believes there is currently no material solvency risk to the Company.

ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                          INDEX TO FINANCIAL STATEMENTS

                                                                                PAGE
                                                                                ----
Report of Independent Auditors                                                    19

Financial Statements:

      Income Statements for the years ended December 31, 2003, 2002 and 2001      20

      Balance Sheets as of December 31, 2003 and 2002                             21

      Statements of Changes in Shareholder's Equity for the years ended
           December 31, 2003, 2002 and 2001                                       22

      Statements of Cash Flows for the years ended
           December 31, 2003, 2002 and 2001                                       23

Notes to Financial Statements                                                     24

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
ING Insurance Company of America

We have audited the accompanying balance sheets of ING Insurance Company of America as of December 31, 2003 and 2002, and the related income statements, statements of changes in shareholder's equity, and statements of cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ING Insurance Company of America as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, the Company changed its accounting for goodwill and other intangible assets effective January 1, 2002.


                                                     /s/ Ernst & Young LLP


Atlanta, Georgia
March 22, 2004

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

                                INCOME STATEMENTS
                                   (Millions)

                                                              YEAR ENDED DECEMBER 31,
                                                           ------------------------------
                                                            2003       2002        2001
                                                           -------   ---------   --------
Revenues:
   Fee income                                              $   6.7   $     8.5   $   14.6
   Net investment income                                       6.6         6.7        9.9
   Net realized capital gains (losses)                         2.3        (2.4)       0.9
                                                           -------   ---------   --------
           Total revenue                                      15.6        12.8       25.4
                                                           -------   ---------   --------
Benefits, losses and expenses:
   Benefits:
      Interest credited and other benefits
         to policyholders                                      0.3         4.0        7.2
   Underwriting, acquisition, and insurance expenses:
      General expenses                                         1.9         2.2        0.8
      Commissions                                              1.8         2.1        2.4
      Policy acquisition costs deferred                       (0.3)       (0.8)      (1.0)
   Amortization:
      Deferred policy acquisition costs and value
      of business acquired                                     3.6        10.6        4.8
      Goodwill                                                  --          --        2.6
                                                           -------   ---------   --------
           Total benefits, losses and expenses                 7.3        18.1       16.8
                                                           -------   ---------   --------

Income (loss) before income taxes and cumulative effect
   of change in accounting principle                           8.3        (5.3)       8.6
Income tax expense (benefit)                                   2.0        (2.0)       3.7
                                                           -------   ---------   --------
Income (loss) before cumulative effect of change
   in accounting principle                                     6.3        (3.3)       4.9
Cumulative effect of change in accounting principle             --      (101.8)        --
                                                           -------   ---------   --------

Net income (loss)                                          $   6.3   $  (105.1)  $    4.9
                                                           =======   =========   ========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

                                 BALANCE SHEETS
                          (Millions, except share data)

                                                                                AS OF DECEMBER 31,
                                                                                2003         2002
                                                                             ----------   ----------
ASSETS:
Investments
Fixed maturities, available for sale, at fair value
   (amortized cost of $127.9 at 2001 and $121.6 at 2002)                     $   133.1     $   129.6
Cash and cash equivalents                                                          4.8           5.2
Accrued investment income                                                          1.3           1.5
Deferred policy acquisition costs                                                  0.9           1.2
Value of business acquired                                                        31.6          34.2
Other Assets                                                                      19.7          14.5
Assets held in separate accounts                                                 660.7         622.0
                                                                             ---------     ---------
Total assets                                                                 $   852.1     $   808.2
                                                                             =========     =========
Liabilities and Shareholder's Equity
Policy liabilities and accruals:
  Other policyholders' funds                                                 $    86.6     $    91.1
Current income taxes                                                               1.7           2.1
Deferred income taxes                                                              7.9           6.3
Other liabilities                                                                  2.6           0.8
Liabilities related to separate accounts                                         660.7         622.0
                                                                             ---------     ---------
Total liabilities                                                            $   759.5     $   722.3
                                                                             =========     =========
Shareholder equity
Common Stock (35,000 shares authorized; 25,000 issued
   and outstanding $100 per share per value)                                       2.5           2.5
Additional paid-in capital                                                       181.2         181.2
Accumulated other comprehensive income                                             2.2           1.8
Retained deficit                                                                 (93.3)        (96.6)

Total shareholder's equity                                                        92.6          85.9
                                                                             ---------     ---------
Total liabilities and shareholder's equity                                   $   852.1     $   808.2
                                                                             =========     =========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

                  STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                   (Millions)

                                                           ACCUMULATED
                                             ADDITIONAL       OTHER       RETAINED        TOTAL
                                    COMMON     PAID-IN    COMPREHENSIVE   EARNINGS    SHAREHOLDER'S
                                     STOCK     CAPITAL       INCOME       (DEFICIT)      EQUITY
                                    ------   ----------   -------------   ---------   -------------
Balance at December 31, 2000        $  2.5   $    181.3   $         0.2   $     0.6   $       184.6
   Comprehensive income:
     Net income                         --           --              --         4.9             4.9
     Other comprehensive
         income net of tax:
         Unrealized gain on
           securities ($1.7
           pretax)                      --           --             1.1          --             1.1
                                                                                      -------------
   Comprehensive income                                                                         6.0
   Return of capital                    --         (0.4)             --          --            (0.4)
                                    ------   ----------   -------------   ---------   -------------
Balance at December 31, 2001           2.5        180.9             1.3         5.5           190.2
   Comprehensive income:
     Net loss                           --           --              --      (105.1)         (105.1)
     Other comprehensive
         income net of tax:
         Unrealized gain on
           securities ($0.8
           pretax)                      --           --             0.5          --             0.5
                                                                                      -------------
   Comprehensive loss                                                                        (104.6)
   SERP--transfer                       --          0.3              --          --             0.3
                                    ------   ----------   -------------   ---------   -------------
Balance at December 31, 2002           2.5        181.2             1.8       (99.6)           85.9
   Comprehensive income:
     Net income                         --           --              --         6.3             6.3
     Other comprehensive
         income net of tax:
         Unrealized gain on
           securities ($0.6
           pretax)                      --           --             0.4          --             0.4
                                                                                      -------------
   Comprehensive income                                                                         6.7
                                    ------   ----------   -------------   ---------   -------------
Balance at December 31, 2003        $  2.5   $    181.2   $         2.2   $  (93.3)   $        92.6
                                    ======   ==========   =============   =========   =============

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

                            STATEMENTS OF CASH FLOWS
                                   (Millions)

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   2003         2002        2001
                                                                                ----------   ----------   --------
Cash Flows from Operating Activities:
Net income (loss)                                                               $      6.3   $   (105.1)  $    4.9
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Net amortization of discount on debt securities                                     0.2           --         --
   Net realized capital (gain) losses                                                 (2.3)         2.4       (0.9)
   (Increase) decrease in accrued investment income                                    0.2          0.5       (0.4)
   (Increase) decrease in deferred policy acquisition costs                            0.3         (0.4)       3.8
   (Increase) decrease in value of business acquired                                   2.6          10.2         --
   Amortization of goodwill, net of adjustments                                         --           --        2.6
   Goodwill impairment                                                                  --        101.8         --
   Change in other assets and liabilities                                             (6.7)         7.3        1.3
   Net change in amounts due to/from parent and affiliate                               --           --       (0.3)
   Provision for deferred income taxes                                                 1.4          1.3        3.1
   Other, net                                                                           --          0.1         --
                                                                                ----------   ----------   --------
Net cash provided by operating activities                                              2.0         18.1       14.1
                                                                                ----------   ----------   --------
Cash Flows from Investing Activities:
   Proceeds from the sale of:
     Fixed maturities available for sale                                             192.0        117.2       67.6
     Short-term investments                                                             --           --        2.8
   Investment maturities and collections of:
     Fixed maturities available for sale                                              14.3         15.9       12.1
   Acquisition of investments:
     Fixed maturities available for sale                                            (210.3)      (128.1)     (71.3)
   Other, net                                                                         (0.2)         0.7         --
                                                                                ----------   ----------   --------
Net cash provided by (used for) investing activities                                  (4.2)         5.7       11.2
                                                                                ----------   ----------   --------
Cash Flows from Financing Activities:
   Deposits and interest credited for investment contracts                             7.7          8.0        6.3
   Maturities and withdrawals from insurance contracts                                (2.2)       (26.4)     (29.7)
   Return of capital                                                                    --           --       (0.4)
   Transfers from (to) separate accounts                                              (3.7)         0.4      (11.2)
                                                                                ----------   ----------   --------
Net cash provided by (used for) financing activities                                   1.8        (18.0)     (35.0)
                                                                                ----------   ----------   --------
Net increase (decrease) in cash and cash equivalents                                  (0.4)         5.8       (9.7)
Cash and cash equivalents, beginning of period                                         5.2         (0.6)       9.1
                                                                                ----------   ----------   --------
Cash and cash equivalents, end of period                                        $      4.8   $      5.2   $   (0.6)
                                                                                ==========   ==========   ========
Supplemental cash flow information:
Income taxes (received) paid, net                                               $      1.1   $     (1.3)  $    0.3
                                                                                ==========   ==========   ========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

NOTES TO FINANCIAL STATEMENTS

1.   SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION

     ING Insurance Company of America ("IICA," or the "Company"), formerly known as Aetna Insurance Company of America ("AICA"), is a provider of financial services in the United States. The Company is a wholly-owned subsidiary of ING Life Insurance and Annuity Company ("ILIAC"). ILIAC was a wholly-owned subsidiary of ING Retirement Holdings, Inc. ("HOLDCO"), which was a wholly-owned subsidiary of ING Retirement Services, Inc. ("IRSI"). IRSI was a wholly-owned subsidiary of Lion Connecticut Holdings, Inc. ("Lion") until March 30, 2003, which in turn was ultimately owned by ING Groep N.V. ("ING"), a financial services company based in The Netherlands. On March 30, 2003, a series of mergers occurred in the following order: IRSI merged into Lion, HOLDCO merged into Lion. As a result ILIAC is now a direct wholly-owned subsidiary of Lion.

     On December 13, 2000, ING America Insurance Holdings, Inc., ("ING AIH") an indirect wholly-owned subsidiary of ING, acquired Aetna Inc., comprised of the Aetna Financial Services business, of which the Company is a part, and Aetna International businesses, for approximately $7,700.0 million. The purchase price was comprised of approximately $5,000.0 million in cash and the assumption of $2,700.0 million of outstanding debt and other net liabilities. In connection with the acquisition, Aetna Inc. was renamed Lion.

     The Company has one operating segment, ING U.S. Financial Services ("USFS"), and all revenue reported by the Company comes from external customers.

     DESCRIPTION OF BUSINESS

     The Company principally offers annuity contracts to individuals on a qualified and non-qualified basis and to employer-sponsored retirement plans qualified under Internal Revenue Code Sections 401, 403 and 408. The Company's products are offered primarily to individuals and employer-sponsored groups in the education market. The Company's products are generally sold through a managed network of broker/dealers and dedicated career agents.

     RECENTLY ADOPTED ACCOUNTING STANDARDS

     ACCOUNTING FOR GOODWILL AND INTANGIBLE ASSETS

     During 2002, the Company adopted Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS ("FAS No. 142"). The adoption of this standard resulted in an impairment loss of $101.8 million. The Company, in accordance with FAS No. 142, recorded the impairment loss retroactive to the first quarter of 2002; prior quarters of 2002 were restated accordingly. This impairment loss represented the entire carrying amount of goodwill, net of accumulated amortization. This impairment charge was shown as a change in accounting principle on the December 31, 2002 Income Statement.

     Application of the nonamortization provision (net of tax) of the standard resulted in an increase in net income of $3.8 million for the twelve months ended December 31, 2002. Had the Company been accounting for goodwill under FAS No. 142 for all periods presented, the Company's net income would have been as follows:

                                                           YEAR ENDED
                                                          DECEMBER 31,
     (MILLIONS)                                               2001
     -----------------------------------------------------------------
     Reported net income                                    $  4.9
     Add back goodwill amortization, net of tax                2.6
     -----------------------------------------------------------------
     Adjusted net income                                    $  7.5
     =================================================================

     ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     In June 1998, the (FASB) issued FAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended and interpreted by FAS No. 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES--Deferral of the Effective Date of FASB Statement 133, FAS No. 138, ACCOUNTING FOR CERTAIN DERIVATIVE INSTRUMENTS AND CERTAIN HEDGING ACTIVITIES--an Amendment of FASB No. 133, and certain FAS No. 133 implementation issues. This standard, as amended, requires companies to record all derivatives on the balance sheet as either assets or liabilities and measure those instruments at fair value. The manner in which companies are to record gains or losses resulting from changes in the fair values of those derivatives depends on the use of the derivative and whether it qualifies for hedge accounting. FAS No. 133 was effective for the Company's financial statements beginning January 1, 2001.

     Adoption of FAS No. 133 did not have a material effect on the Company's financial position or results of operations given the Company's limited derivative holdings and embedded derivative holdings.

     The Company utilizes, interest rate swaps, caps and floors, foreign exchange swaps and warrants in order to manage interest rate and price risk (collectively, market risk). These financial exposures are monitored and managed by the Company as an integral part of the overall risk management program. Derivatives are recognized on the balance sheet at their fair value. The Company chose not to designate its derivative instruments as part of hedge transactions. Therefore, changes in the fair value of the Company's derivative instruments are recorded immediately in the statements of income as part of realized capital gains and losses.

     The Company occasionally purchases a financial instrument that contains a derivative that is "embedded" in the instrument. In addition, the Company's insurance products are reviewed to determine whether they contain an embedded derivative. The Company assesses whether the economic characteristics of the embedded derivative are clearly and closely related to the economic characteristics of the remaining component of the financial instrument or insurance product (i.e., the host contract) and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When it is determined that the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract and that a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is separated from the host contract and carried at fair value. However, in cases where the host contract is measured at fair value, with changes in fair value reported in current period earnings or the Company is unable to reliably identify and measure the embedded derivative for separation from its host contracts, the entire contract is carried on the balance sheet at fair value and is not designated as a hedging instrument.

     The Derivative Implementation Group ("DIG") responsible for issuing guidance on behalf of the FASB for implementation of FAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES recently issued Statement Implementation Issue No. B36, EMBEDDED DERIVATIVES:
     MODIFIED COINSURANCE ARRANGEMENTS AND DEBT INSTRUMENTS THAT INCORPORATE CREDIT RISK EXPOSURES THAT ARE UNRELATED OR ONLY PARTIALLY RELATED TO THE CREDIT WORTHINESS OF THE OBLIGOR UNDER THOSE INSTRUMENTS ("DIG B36"). Under this interpretation, modified coinsurance and coinsurance with funds withheld reinsurance agreements as well as other types of receivables and payables where interest is determined by reference to a pool of fixed maturity assets or total return debt index may be determined to contain embedded derivatives that are required to be bifurcated. The required date of adoption of DIG B36 for the Company was October 1, 2003. The Company completed its evaluation of DIG B36 and determined that it has no investment or insurance products that require implementation of the guidance, and therefore, the guidance did not impact Company's financial position, results of operations or cash flows.

     GUARANTEES

     In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS," to clarify account and disclosure requirements relating to a guarantor's issuance of certain types of guarantees. FIN 45 requires entities to disclose additional information about certain guarantees, or groups of similar guarantees, even if the likelihood of the guarantor's having to make any payments under the guarantee is remote. The disclosure provisions are effective for financial statements for fiscal years ended after December 15, 2002. For certain guarantees, the interpretation also requires that guarantors recognize a liability equal to the fair value of the guarantee upon its issuance. This initial recognition and measurement provision is to be applied only on a prospective basis to guarantees issued or modified after December 31, 2002. The Company has performed an assessment of its guarantees and believes that all of its guarantees are excluded from the scope of this interpretation.

     VARIABLE INTEREST ENTITIES

     In January 2003, the FASB issued FASB Interpretation 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES, AN INTERPRETATION OF ARB NO. 51 ("FIN 46"). In December 2003, the FASB modified FIN 46 to make certain technical revisions and address certain implementation issues that had arisen. FIN 46 provides a new framework for identifying variable interest entities ("VIE") and determining when a company should include the assets, liabilities, noncontrolling interests and results of activities of a VIE in its consolidated financial statements.

     In general, a VIE is a corporation, partnership, limited- liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

     FIN 46 requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE's activities, is entitled to receive a majority of the VIE's residual returns (if no party absorbs a majority of the VIE's losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE's assets, liabilities and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN 46 also requires disclosures about VIEs that the variable interest holder is not required to consolidate, but in which it has a significant variable interest.

     At December 31, 2003, the Company held the following investments that, for purposes of FIN 46, were evaluated and determined to not require consolidation in the Company's financial statements:

          ASSET TYPE                                        PURPOSE           BOOK VALUE (1)   MARKET VALUE
     ------------------------------------------------------------------------------------------------------
     Private Corporate Securities--synthetic leases;
     project financings; credit tenant leases           Investment Holdings     $   3.0          $   3.1
     Commercial Mortgage Obligations (CMO)              Investment Holdings        26.3             26.2
     Asset Backed Securities (ABS)                      Investment Holdings         6.0              6.3
     Commercial Mortgage Backed Securities (CMBS)       Investment Holdings         4.9              5.3

     (1) Represents maximum exposure to loss except for those structures for which the Company also receives asset management fees

     NEW ACCOUNTING PRONOUNCEMENTS

     In July 2003, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 03-1, ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS, which the Company intends to adopt during first quarter 2004. The impact on the financial statements is not known at this time.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

     RECLASSIFICATIONS

     Certain reclassifications have been made to prior year financial information to conform to the current year classifications.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand, money market instruments and other debt issues with a maturity of 90 days or less when purchased.

     INVESTMENTS

     All of the Company's fixed maturity and equity securities are currently designated as available-for-sale. Available-for-sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in shareholder's equity, after adjustment for related charges in deferred policy acquisition costs, value of business acquired, and deferred income taxes.

     The Company analyzes the general account investments to determine whether there has been an other than temporary decline in fair value below the amortized cost basis in accordance with FAS No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other than temporary impairment is considered to have occurred.

     When a decline in fair value is determined to be other than temporary, the individual security is written down to fair value and the loss accounted for as a realized loss.

     Included in available-for-sale securities are investments that support experience-rated products. Experience-rated products are products where the customer, not the Company, assumes investment (including realized capital gains and losses) and other risks, subject to, among other things, minimum guarantees. Realized gains and losses on the sale of, as well as unrealized capital gains and losses on, investments supporting these products are reflected in other policyholders' funds. Realized capital gains and losses on all other investments are included in the Company's results of operations. Unrealized capital gains and losses on all other investments are reflected in shareholder's equity, net of related income taxes.

     Purchases and sales of fixed maturities and equity securities (excluding private placements) are recorded on the trade date. Purchases and sales of private placements and mortgage loans are recorded on the closing date.

     Fair values for fixed maturities are obtained from independent pricing services or broker/dealer quotations. Fair values for privately placed bonds are determined using a matrix-based model. The matrix-based model considers the level of risk-free interest rates, current corporate spreads, the credit quality of the issuer and cash flow characteristics of the security. The fair values for equity securities are based on quoted market prices. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion value where applicable.

     The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent, and retained and invested by the lending agent according to the Company's guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

     In September 2000, the FASB issued FAS No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES. In accordance with this new standard, general account securities on loan are reflected on the Balance Sheet as "Securities pledged to creditors." The Company had no securities pledged to creditors at December 31, 2003 and 2002.

     The investment in affiliated mutual funds represents an investment in ING Investment Management ("IIM") managed mutual funds by the Company, and is carried at fair value.

     Mortgage loans on real estate are reported at amortized cost less impairment writedowns. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to the present value of expected cash flows from the loan, discounted at the loan's effective interest rate, or to the loan's observable market price, or the fair value of the underlying collateral. The carrying value of the impaired loans is reduced by establishing a permanent writedown charged to realized loss.

     Short-term investments, consisting primarily of money market instruments and other fixed maturities issues purchased with an original maturity of 91 days to one year, are considered available for sale and are carried at fair value, which approximates amortized cost.

     The Company's use of derivatives is limited to economic hedging purposes. The Company enters into interest rate and currency contracts, including swaps, caps, and floors to reduce and manage risks associated with changes in value, yield, price, cash flow or exchange rates of assets or liabilities held or intended to be held. Changes in the fair value of open derivative contracts are recorded in net realized capital gains and losses.

     On occasion, the Company sells call options written on underlying securities that are carried at fair value. Changes in fair value of these options are recorded in net realized capital gains or losses.

     DEFERRED POLICY ACQUISITION COSTS AND VALUE OF BUSINESS ACQUIRED

     Deferred policy acquisition costs ("DAC") is an asset, which represents certain costs of acquiring certain insurance business, which are deferred and amortized. These costs, all of which vary with and are primarily related to the production of new and renewal business, consist principally of commissions, certain underwriting and contract issuance expenses, and certain agency expenses. Value of business acquired ("VOBA") is an asset, which represents the present value of estimated net cash flows embedded in the Company's contracts, which existed at the time the Company was acquired by ING. DAC and VOBA are evaluated for recoverability at each balance sheet date and these assets would be reduced to the extent that gross profits are inadequate to recover the asset.

     The amortization methodology varies by product type based upon two accounting standards: FAS No. 60, ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES ("FAS No. 60") and FAS No. 97, ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN LONG-DURATION CONTRACTS AND REALIZED GAINS AND LOSSES FROM THE SALE OF INVESTMENT ("FAS No. 97").

     Under FAS No. 60, acquisition costs for traditional life insurance products, which primarily include whole life and term life insurance contracts, are amortized over the premium payment period in proportion to the premium revenue recognition.

     Under FAS No. 97, acquisition costs for universal life and investment-type products, which include universal life policies and fixed and variable deferred annuities, are amortized over the life of the blocks of policies (usually 25 years) in relation to the emergence of estimated gross profits from surrender charges, investment margins, mortality and expense fees, asset-based fee income, and actual realized gains (losses) on investments. Amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised.

     DAC and VOBA are written off to the extent that it is determined that future policy premiums and investment income or gross profits are not adequate to cover related expenses.

     Activity for the years ended December 31, 2003, 2002 and 2001 within VOBA were as follows:

     Balance at December 31, 2000                      $   58.7
     Adjustment of allocation purchase price               (7.6)
     Additions                                              0.2
     Interest accrued at 7%                                 3.3
     Amortization                                          (8.1)
     -------------------------------------------------------------
     Balance at December 31, 2001                          46.5
     Adjustments for unrealized gain (loss)                (2.1)
     Additions                                              0.2
     Amortization                                         (10.4)
     -------------------------------------------------------------
     Balance at December 31, 2002                          34.2
     Adjustment for unrealized gain (loss)                  0.6
     Interest accrued at 7%                                 1.7
     Amortization                                          (4.9)
     -------------------------------------------------------------
     Balance at December 31, 2003                          31.6
     =============================================================

     The estimated amount of VOBA to be amortized, net of interest, over the next five years is $6.8 million, $5.4 million, $4.1 million, $3.2 million and $2.6 million for the years 2004, 2005, 2006, 2007 and 2008, respectively. Actual amortization incurred during these years may vary as assumptions are modified to incorporate actual results.

     As part of the regular analysis of DAC/VOBA, at the end of third quarter of 2002, the Company unlocked its long-term rate of return assumptions. The Company reset long-term assumptions for the separate account returns to 9.0% (gross before fund management fees and mortality and expense and other policy charges), as of December 31, 2002, reflecting a blended return of equity and other sub-accounts. The initial unlocking adjustment in 2002 was primarily driven by the sustained downturn in the equity markets and revised expectations for future returns. During 2002, the Company recorded an acceleration of DAC/VOBA amortization totaling $3.5 million before tax, or $2.3 million, net of $1.2 million of federal income tax benefit.

     The Company has remained unlocked during 2003, and reset long-term assumptions for the separate account returns from 9.0% to 8.5% (gross before fund management fees and mortality and expense and other policy charges), as of December 31, 2003, maintaining a blended return of equity and other sub-accounts. The 2003 unlocking adjustment from the previous year was primarily driven by improved market performance. For the year ended December 31, 2003, the Company recorded a deceleration of DAC/VOBA amortization totaling $1.1 million before tax, or $0.7 million, net of $0.4 million of federal income tax expense.

     POLICY LIABILITIES AND ACCRUALS

     Future policy benefits include reserves for universal life, immediate annuities with life contingent payouts and traditional life insurance contracts. Reserves for universal life products are equal to cumulative deposits less withdrawals and charges plus credited interest thereon. Reserves for traditional life insurance contracts represent the present value of future benefits to be paid to or on behalf of policyholders and related expenses less the present value of future net premiums.

     Reserves for immediate annuities with life contingent payout contracts are computed on the basis of assumed investment yield, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by plan, year of issue and policy duration. Reserve interest rates range from 4.9% to 8.0% for all years presented. Investment yield is based on the Company's experience. Mortality and withdrawal rate assumptions are based on relevant Company experience and are periodically reviewed against both industry standards and experience.

     Other Policyholders' funds include reserves for deferred annuity investment contracts and immediate annuities without life contingent payouts. Reserves on such contracts are equal to cumulative deposits less charges and withdrawals plus credited interest thereon (rates range from 3.0% to 8.7% for all years presented) net of adjustments for investment experience that the Company is entitled to reflect in future credited interest. These reserves also include unrealized gains/losses related to FAS No. 115 for experience-rated contracts. Reserves on contracts subject to experience rating reflect the rights of policyholders, plan participants, and the Company.

     REVENUE RECOGNITION

     For certain annuity contracts, fee income for the cost of insurance, surrender expenses, and other fees are recorded as revenue as fee income. Other amounts received for these contracts are reflected as deposits and are not recorded as revenue. Related policy benefits are recorded in relation to the associated premiums or gross profit so that profits are recognized over the expected lives of the contracts. When annuity payments with life contingencies begin under contracts that were initially investment contracts, the accumulated balance in the account is treated as a single premium for the purchase of an annuity and reflected as an offsetting amount in both premiums and current and future benefits in the Income Statement.

     SEPARATE ACCOUNT

     Separate Account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractholders who bear the investment risk, subject, in some cases, to minimum guaranteed rates. Investment income and investment gains and losses generally accrue directly to such policyholders. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company.

     Separate Account assets supporting variable options under annuity contracts are invested, as designated by the policyholder or participant under a contract (who bears the investment risk subject, in limited cases, to minimum guaranteed rates) in shares of mutual funds which are managed by its affiliates, or other selected mutual funds not managed by the Company.

     Separate Account assets are carried at fair value. At December 31, 2003 and 2002, unrealized gains of $3.3 million and $2.7 million, respectively, after taxes, on assets supporting a guaranteed interest option are reflected in shareholder's equity.

     Separate Account liabilities are carried at fair value, except for those relating to the guaranteed interest option. Reserves relating to the guaranteed interest option are maintained at fund value and reflect interest credited at rates ranging from 2.4% to 6.4% in 2003 and 3.0% to 7.3% in 2002.

     Separate Account assets and liabilities are shown as separate captions in the Balance Sheets. Deposits, investment income and net realized and unrealized capital gains and losses of the Separate Accounts are not reflected in the Financial Statements (with the exception of realized and unrealized capital gains and losses on the assets supporting the guaranteed interest option). The Statements of Cash Flows do not reflect investment activity of the Separate Accounts.

     INCOME TAXES

     The Company is taxed at regular corporate rates after adjusting income reported for financial statement purposes for certain items. Deferred income tax expenses/benefits result from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

     Deferred corporate tax is stated at the face value and is calculated for temporary valuation differences between carrying amounts of assets and liabilities in the balance sheet and tax bases based on tax rates that are expected to apply in the period when the assets are realized or the liabilities are settled.

     Deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which the deductible temporary differences can be utilized. A deferred tax asset is recognized for the carryforward of unused tax losses to the extent that it is probable that future taxable profits will be available for compensation.

2.   INVESTMENTS

     Fixed maturities available for sale as of December 31 were as follows:

                                                                        GROSS       GROSS
                                                           AMORTIZED  UNREALIZED  UNREALIZED   FAIR
      2003 (MILLIONS)                                        COST       GAINS       LOSSES     VALUE
     ------------------------------------------------------------------------------------------------
      U.S. government and government agencies
        and authorities                                    $   7.6      $  0.4      $   --    $   8.0

      U.S. corporate securities:
           Public utilities                                    4.1         0.1          --        4.2
           Other corporate securities                         73.2         3.9         0.3       76.8
     ------------------------------------------------------------------------------------------------
        Total U.S. corporate securities                       77.3         4.0         0.3       81.0
     ------------------------------------------------------------------------------------------------

      Foreign securities:
           Other                                               9.0         0.6          --        9.6
     ------------------------------------------------------------------------------------------------
        Total foreign securities                               9.0         0.6          --        9.6
     ------------------------------------------------------------------------------------------------

      Mortgage-backed securities                              26.3         0.2         0.3       26.2

      Other asset-backed securities                            7.7         0.6          --        8.3
     ------------------------------------------------------------------------------------------------

      Total fixed maturities                               $ 127.9      $  5.8      $  0.6    $ 133.1
     ================================================================================================

                                                                        GROSS       GROSS
                                                           AMORTIZED  UNREALIZED  UNREALIZED   FAIR
      2002 (MILLIONS)                                        COST       GAINS       LOSSES     VALUE
     ------------------------------------------------------------------------------------------------
      U.S. government and government agencies
        and authorities                                    $  27.9      $  1.1      $   --    $  29.0

      U.S. corporate securities:
           Public utilities                                    6.2         0.2         0.2        6.2
           Other corporate securities                         50.4         4.5         0.1       54.8
     ------------------------------------------------------------------------------------------------
        Total U.S. corporate securities                       56.6         4.7         0.3       61.0
     ------------------------------------------------------------------------------------------------

      Foreign securities:
           Other                                               8.4         0.7          --        9.1
     ------------------------------------------------------------------------------------------------
        Total foreign securities                               8.4         0.7          --        9.1
     ------------------------------------------------------------------------------------------------

      Mortgage-backed securities                              22.0         1.3          --       23.3

      Other assets-backed securities                           6.7         0.5          --        7.2
     ------------------------------------------------------------------------------------------------

      Total fixed maturities                               $ 121.6      $  8.3      $  0.3    $ 129.6
     ================================================================================================

     At December 31, 2003 and 2002, net unrealized appreciation of $5.2 million and $8.0 million, respectively, on available-for-sale fixed maturities (including fixed maturities pledged to creditors in 2002) included $5.1 million and $7.3 million, respectively, related to experience-rated contracts, which were not reflected in shareholder's equity but in other policyholders' funds.

     The aggregate unrealized losses and related fair values of investments with unrealized losses as of December 31, 2003, are shown below by duration:

                                              UNREALIZED   FAIR
      (MILLIONS)                                 LOSS      VALUE
     ------------------------------------------------------------
      Duration category:
        Less than six months below cost        $   0.1    $  16.4
        More than six months and less than
          twelve months below cost                 0.5       29.4
     ------------------------------------------------------------
      Fixed maturities                         $   0.6    $  45.8
     ============================================================

     The losses more than 6 months and less than 12 months in duration of $0.5 million are primarily related to interest rate movement or spread widening for other than credit-related reasons. Business and operating fundamentals are performing as expected.

     The amortized cost and fair value of total fixed maturities for the year-ended December 31, 2003 are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called, or prepaid.

                                              AMORTIZED    FAIR
      (MILLIONS)                                COST       VALUE
     ------------------------------------------------------------
      Due to mature:
        One year or less                       $   8.2    $   8.5
        After one year through five years         42.2       44.4
        After five years through ten years        28.2       28.9
        After ten years                           10.4       11.5
        Mortgage-backed securities                33.0       33.5
        Other asset-backed securities              5.9        6.3
     ------------------------------------------------------------
        Fixed maturities                       $ 127.9    $ 133.1
     ============================================================

     At December 31, 2003 and 2002, fixed maturities with fair values of $6.7 million and $6.5 million, respectively, were on deposit as required by regulatory authorities.

     The Company did not have investments in equity securities at December 31, 2003 or 2002.

     ESTIMATED FAIR VALUE

     The following disclosures are made in accordance with the requirements of FAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. FAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument.

3.   FINANCIAL INSTRUMENTS

     FAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The following valuation methods and assumptions were used by the Company in estimating the fair value of the following financial instruments:

     FIXED MATURITIES: The fair values for the actively traded marketable bonds are determined based upon the quoted market prices. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer and cash flow characteristics of the security. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bond. Fair values for privately placed bonds are determined through consideration of factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantees and the Company's evaluation of the borrower's ability to compete in their relevant market.

     CASH AND CASH EQUIVALENTS: The carrying amounts for these assets approximate the assets' fair value.

     INVESTMENT CONTRACT LIABILITIES (INCLUDED IN OTHER POLICYHOLDERS' FUNDS):

     WITH A FIXED MATURITY: Fair value is estimated by discounting cash flows at interest rates currently being offered by, or available to, the Company for similar contracts.

     WITHOUT A FIXED MATURITY: Fair value is estimated as the amount payable to the policyholder upon demand. However, the Company has the right under such contracts to delay payment of withdrawals which may ultimately result in paying an amount different than that determined to be payable on demand.

     The carrying values and estimated fair values of certain of the Company's financial instruments at December 31, 2003 and 2002 were as follows:

                                                   2003               2002
                                            -----------------  ------------------
                                            CARRYING   FAIR    CARRYING   FAIR
      (MILLIONS)                             VALUE     VALUE    VALUE     VALUE
     ----------------------------------------------------------------------------
      Assets:
        Fixed maturities                    $ 133.1   $ 133.1  $  129.6  $  129.6
        Cash and cash equivalents               4.8       4.8       5.2       5.2
      Investment contract liabilities:
        With a fixed maturity                   1.6       1.5       1.4       1.4
        Without a fixed maturity               17.6      17.6      12.6      12.6

     Fair value estimates are made at a specific point in time, based on available market information and judgments about various financial instruments, such as estimates of timing and amounts of future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instruments. In evaluating the Company's management of interest rate, price and liquidity risks, the fair values of all assets and liabilities should be taken into consideration, not only those presented above.

4.   NET INVESTMENT INCOME

     Sources of net investment income were as follows:

                                            YEAR ENDED    YEAR ENDED    YEAR ENDED
                                            DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
       (MILLIONS)                              2003          2002          2001
     -------------------------------------------------------------------------------
       Fixed maturities                        $  7.4        $  7.9        $  8.9
       Cash equivalents                            --           0.1           0.5
       Other                                       --            --           1.0
     -------------------------------------------------------------------------------
       Gross investment income                    7.4           8.0          10.4
       Less: investment expenses                  0.8           1.3           0.5
     -------------------------------------------------------------------------------
       Net investment income                   $  6.6        $  6.7        $  9.9
     ===============================================================================

     Net investment income includes amounts allocable to experience rated policyholders of $5.7 million, $2.8 million and $7.3 million, for the years ended December 31, 2003, 2002 and 2001, respectively. Interest credited to policyholders is included in current and future benefits.

5.   DIVIDEND RESTRICTIONS AND SHAREHOLDER'S EQUITY

     In conjunction with the sale of Aetna, Inc. to ING AIH, the Company was restricted from paying any dividends to its parent for a two year period from the date of sale without prior approval by the Insurance Commissioner of the State of Connecticut. This restriction expired on December 13, 2002. The Company did not pay dividends to its parent in 2003 and 2002.

     The Insurance Departments of the State of Florida and the State of Connecticut (the "Department") recognize as net income and capital and surplus those amounts determined in conformity with statutory accounting practices prescribed or permitted by the Department, which differ in certain respects from generally accepted accounting principles accepted in the United States of America. Statutory net income was $5.0 million, $2.5 million and $1.1 million for the years ended December 31, 2003, 2002 and 2001, respectively. Statutory capital and surplus was $68.3 million and $63.7 million as of December 31, 2003 and 2002, respectively.

     As of December 31, 2003, the Company does not utilize any statutory accounting practices, which are not prescribed by state regulatory authorities that, individually or in the aggregate, materially affect statutory capital and surplus.

     Realized capital gains or losses are the difference between the carrying value and sale proceeds of specific investments sold.

6.   CAPITAL GAINS AND LOSSES

     Net realized capital gains of $1.6 million, $1.7 million and $1.3 million for the years ended December 31, 2003, 2002 and 2001, respectively, allocable to experience rated contracts, were deducted from net realized capital gains (losses) and an offsetting amount was reflected in Other policyholders' funds on the Balance Sheets. Net unamortized gains (losses) allocable to experienced rated policyholders were $1.3 million, $0.1 million and $(1.1) million at December 31, 2003, 2002 and 2001, respectively.

     Proceeds from the sale of total fixed maturities and the related gross gains and losses (excluding those related to experience-related policyholders) were as follows:

                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
       (MILLIONS)                                           2003          2002          2001
     -------------------------------------------------------------------------------------------
       Proceeds on sales                                  $  192.0      $  117.2      $   67.6
       Gross gains                                             4.4           0.6           0.9
       Gross losses                                            2.1           3.0            --

     Changes in shareholder's equity related to changes in accumulated other comprehensive income (unrealized capital gains and losses on securities including securities pledged to creditors and excluding those related to experience-rated policyholders) were as follows:

                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
       (MILLIONS)                                           2003          2002          2001
     -------------------------------------------------------------------------------------------
       Fixed maturities                                   $   (0.6)     $    0.4      $     --
       Equity securities                                        --            --           0.1
       Other                                                   1.2           0.4           1.6
     -------------------------------------------------------------------------------------------
            Subtotal                                           0.6           0.8           1.7
       Less: Increase in deferred income taxes                 0.2           0.3           0.6
     -------------------------------------------------------------------------------------------

                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
       (MILLIONS)                                           2003          2002          2001
     -------------------------------------------------------------------------------------------
       Net changes in accumulated other
          comprehensive income                            $    0.4      $    0.5      $    1.1
     ===========================================================================================

     Net unrealized capital gains allocable to experience-rated contracts of $5.1 million and $7.3 million at December 31, 2003 and 2002, respectively, are reflected on the Balance Sheets in Other policyholders' funds and are not included in shareholder's equity. Shareholder's equity included the following accumulated other comprehensive income, which is net of amounts allocable to experience-rated policyholders:

                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
       (MILLIONS)                                           2003          2002          2001
     -------------------------------------------------------------------------------------------
       Net unrealized capital gains:
          Fixed maturities                                $    0.1      $    0.7      $    0.3
          Other                                                3.3           2.1           1.7
     -------------------------------------------------------------------------------------------
                                                               3.4           2.8           2.0
     -------------------------------------------------------------------------------------------
       Less: deferred income taxes                             1.2           1.0           0.7
     -------------------------------------------------------------------------------------------
       Net accumulated other comprehensive income         $    2.2      $    1.8      $    1.3
     ===========================================================================================

     Changes in accumulated other comprehensive income related to changes in unrealized gains (losses) on securities, including securities pledged to creditors (excluding those related to experience-rated policyholders) were as follows:

                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
       (MILLIONS)                                           2003          2002          2001
     -------------------------------------------------------------------------------------------
       Unrealized holding gains arising during
          the year (1)                                    $    0.6      $    0.8      $    1.7
       Less: reclassification adjustment for gains
          and other items included in net income (2)           0.2           0.3           0.6
     -------------------------------------------------------------------------------------------
       Net unrealized gains on securities                 $    0.4      $    0.5      $    1.1
     ===========================================================================================

       (1) Pretax unrealized holding gains arising during the year were $0.9 million, $1.3 million and $2.6 million for the years ended December 31, 2003, 2002 and 2001, respectively.
       (2) Pretax reclassification adjustments for gains and other items included in net income were $0.3 million, $0.5 million and $0.9 million for the years ended December 31, 2003, 2002 and 2001, respectively.

7.   INCOME TAXES

     The Company files a consolidated federal income tax return with its parent, ILIAC. The Company has a tax allocation agreement with ILIAC whereby the Company is charged by its parent for taxes it would have incurred were it not a member of the consolidated group and is credited for losses at the statutory tax rate.

     Income taxes consist of the following:

                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
       (MILLIONS)                                           2003          2002          2001
     -------------------------------------------------------------------------------------------
       Current taxes (benefits):
          Federal                                         $   (0.1)     $   (1.4)     $    1.6
          State                                                 --           0.2             -
          Net realized capital gains                           0.9           0.5           0.2
     -------------------------------------------------------------------------------------------
            Total current taxes (benefits)                     0.8          (0.7)          1.8
     -------------------------------------------------------------------------------------------
       Deferred taxes (benefits):
          Federal                                              1.3           0.1           1.8
          Net realized capital gains (losses)                 (0.1)         (1.4)          0.1
     -------------------------------------------------------------------------------------------
            Total deferred taxes (benefits)                    1.2          (1.3)          1.9
     -------------------------------------------------------------------------------------------
            Total                                         $    2.0      $   (2.0)     $    3.7
     ===========================================================================================

     Income taxes were different from the amount computed by applying the federal income tax rate to income before income taxes for the following reasons:

                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
       (MILLIONS)                                           2003          2002          2001
     -------------------------------------------------------------------------------------------
       Income (loss) before income taxes and cumulative
          effect of change in accounting principle        $    8.3      $   (5.3)     $    8.6
       Tax rate                                                 35%           35%           35%
     -------------------------------------------------------------------------------------------
       Application of the tax rate                             2.9          (1.9)          3.0
       Tax effect of:
          State income tax, net of federal benefit              --           0.1            --
          Excludable dividends                                (0.6)         (0.3)         (0.2)
          Goodwill amortization                                 --            --           0.9
          Other, net                                          (0.3)          0.1            --
     -------------------------------------------------------------------------------------------
            Income taxes (benefits)                       $    2.0      $   (2.0)     $    3.7
     ===========================================================================================

     The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31 are presented below:

       (MILLIONS)                                                         2003          2002
     -------------------------------------------------------------------------------------------
       Deferred tax assets:
          Insurance reserves                                            $    2.9      $    5.4
          Deferred policy acquisition costs                                  1.4           1.9
          Unrealized gains allocable to experience-rated contracts           1.8           2.5
          Guaranty fund assessments                                          0.1           0.1
          Other                                                              0.6           0.1
     -------------------------------------------------------------------------------------------
       Total gross assets                                                    6.8          10.0
     -------------------------------------------------------------------------------------------

       Deferred tax liabilities:
          Value of business acquired                                        11.0          12.7
          Net unrealized capital gains                                       3.6           3.5
          Other                                                              0.1           0.1
     -------------------------------------------------------------------------------------------
       Total gross liabilities                                              14.7          16.3
     -------------------------------------------------------------------------------------------
       Net deferred tax liability                                       $    7.9      $    6.3
     ===========================================================================================

     Net unrealized capital gains and losses are presented in shareholder's equity net of deferred taxes.

     The Internal Revenue Service (the "Service") has completed examinations of the federal income tax returns of the Company through 1997. Discussions are being held with the Service with respect to proposed adjustments. Management believes there are adequate defenses against, or sufficient reserves to provide for, any such adjustments. The Service has commenced its examinations for the years 1998 through 2000.

8.   BENEFIT PLANS

     The Company utilizes the employees of ING and its affiliates, primarily ILIAC. Benefit charges to the Company for the years ended December 31, 2003, 2002 and 2001 were not significant. There were no pension benefit charges allocated to the Company from the ING Americas Retirement Plan for 2003, 2002 or 2001. During 2003, the Company was not allocated charges related to the Supplemental ING Retirement Plan for Aetna Financial Services that covers certain employees of ING Life Insurance Company of America and its affiliates. During 2002, liabilities totaling $0.3 million were allocated to the Company related to the SERP. During 2003, 2002 or 2001, there were no matching contribution charges allocated to the Company from the ING Americas Savings Plan and ESOP.

9.   RELATED PARTY TRANSACTIONS

     RECIPROCAL LOAN AGREEMENT

     The Company maintains a revolving loan agreement with ING AIH, a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective in June 2001 and expires on April 1, 2011, IICA can borrow up to 0.5% of its statutory admitted assets as of the prior December 31 from ING AIH. Interest on any IICA borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Under this agreement, IICA incurred an immaterial amount of interest expense for the years ended December 31, 2003, 2002 and 2001, respectively. At December 31, 2003 and 2002, IICA did not have any outstanding borrowings from ING AIH under this agreement.

     CAPITAL TRANSACTIONS

     The Company did not receive capital contributions in 2003, 2002 or 2001.

10.  COMMITMENTS AND CONTINGENT LIABILITIES

     LEASES

     The Company occupies space that is leased by ILIAC or other affiliates. Expenses associated with these offices are allocated on a direct and indirect basis to the Company. Under the lease agreements, the Company incurred an immaterial amount of rent expense for the years ended December 31, 2003, 2002 and 2001, respectively.

     COMMITMENTS

     At December 31, 2003 and 2002, the Company had no commitments or contingent liabilities.

     LITIGATION

     The Company is a party to threatened or pending lawsuits arising from the normal conduct of business. Due to the climate in insurance and business litigation, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits will not have a materially adverse effect on the Company's operations or financial position.

     OTHER REGULATORY MATTERS

     Like many financial services companies, certain U.S. affiliates of ING Groep N.V. have received informal and formal requests for information since September 2003 from various governmental and self-regulatory agencies in connection with investigations related to mutual funds and variable insurance products. ING has cooperated fully with each request.

     In addition to responding to regulatory requests, ING management initiated an internal review of trading in ING insurance, retirement, and mutual fund products. The goal of this review has been to identify whether there have been any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel. This internal review is being conducted by independent special counsel and auditors. Additionally, ING reviewed its controls and procedures in a continuing effort to deter improper frequent trading in ING products. ING's internal reviews related to mutual fund trading are continuing.

     The internal review has identified several arrangements allowing third parties to engage in frequent trading of mutual funds within our variable insurance and mutual fund products, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Most of the identified arrangements were initiated prior to ING's acquisition of the businesses in question. In each arrangement identified, ING has terminated the inappropriate trading, taken steps to discipline or terminate employees who were involved, and modified policies and procedures to deter inappropriate activity. While the review is not completed, management believes the activity identified does not represent a systemic problem in the businesses involved.

     These instances included agreements (initiated in 1998) that permitted one variable life insurance customer of Reliastar Life Insurance Company ("Reliastar") to engage in frequent trading, and to submit orders until 4pm Central Time, instead of 4pm Eastern Time. Reliastar was acquired by ING in 2000. The late trading arrangement was immediately terminated when current senior management became aware of it in 2002. ING believes that no profits were realized by the customer from the late trading aspect of the arrangement.

     In addition, the review has identified five arrangements that allowed frequent trading of funds within variable insurance products issued by Reliastar and by ING USA Annuity & Life Insurance Company; and in certain ING Funds. ING entities did not receive special benefits in return for any of these arrangements, which have all been terminated. The internal review also identified two investment professionals who engaged in improper frequent trading in ING Funds.

     ING will reimburse any ING Fund or its shareholders affected by inappropriate trading for any profits that accrued to any person who engaged in improper frequent trading for which ING is responsible. Management believes that the total amount of such reimbursements will not be material to ING or its U.S. business.

Restatement of Financial Information: During the quarterly period ended
June 30, 2003, the Company incorrectly recorded investment income and realized capital gains related to Separate Accounts. The Company noted the effect of this error during the compilation of the December 31, 2003 financial statements and made the appropriate changes to the quarterly period ended June 30, 2003 and September 30, 2003.

The following tables show the previously reported and restated amounts for each of the periods affected.

QUARTERLY DATA (UNAUDITED)

       AS REPORTED
       2003 (MILLIONS)                                  FIRST    SECOND   THIRD    FOURTH
     ------------------------------------------------------------------------------------
       Total revenue                                  $    4.7   $  5.7   $  3.8   $  1.4
     ------------------------------------------------------------------------------------
       Income from continuing operations
          before income taxes                              0.2      3.5      2.9      1.7
       Less: Income tax expense                             --      0.8      0.7      0.5
     ------------------------------------------------------------------------------------
       Income from continuing operations                   0.2      2.7      2.2      1.2
     ------------------------------------------------------------------------------------
       Net income                                     $    0.2   $  2.7   $  2.2   $  1.2
     ====================================================================================
       AS RESTATED
       2003 (MILLIONS)                                  FIRST    SECOND*  THIRD*   FOURTH
     ------------------------------------------------------------------------------------
       Total revenue                                  $    4.7   $  5.0   $  3.8   $  2.1
     ------------------------------------------------------------------------------------
       Income from continuing operations
          before income taxes                              0.2      2.8      3.0      2.3
       Less: Income tax expense                             --      0.5      0.8      0.7
     ------------------------------------------------------------------------------------
       Income from continuing operations                   0.2      2.3      2.2      1.6
     ------------------------------------------------------------------------------------
       Net income                                     $    0.2   $  2.3   $  2.2   $  1.6
     ====================================================================================
       2002 (MILLIONS)                                  FIRST    SECOND   THIRD    FOURTH
     ------------------------------------------------------------------------------------
       Total revenue                                  $    4.8   $  3.7   $  3.2   $  1.1
     ------------------------------------------------------------------------------------
       Income (loss) from continuing operations
          before income taxes                              0.5     (1.4)    (3.4)    (1.0)
       Less: Income tax expense (benefit)                  0.1     (0.5)    (1.2)    (0.4)
     ------------------------------------------------------------------------------------
       Income (loss) from continuing operations            0.4     (0.9)    (2.2)    (0.6)
     ------------------------------------------------------------------------------------
       Cumulative effect of change in accounting
          principle                                     (101.8)      --       --       --
     ------------------------------------------------------------------------------------
       Net income (loss)                              $ (101.4)  $ (0.9)  $ (2.2)  $ (0.6)
     ====================================================================================

* Restated

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

          None.

ITEM 9A.  CONTROLS AND PROCEDURES

          a) Within the 90-day period prior to the filing of this report, the Company carried out an evaluation, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures (as defined in Rule 13a-14 of the Securities Exchange Act of 1934). Based on that evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that the Company's current disclosure controls and procedures are effective in ensuring that material information relating to the Company required to be disclosed in the Company's periodic SEC filings is made known to them in a timely manner.

          b) There have not been any significant changes in the internal controls of the Company or other factors that could significantly affect these internal controls subsequent to the date the Company carried out its evaluation.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

          Omitted pursuant to General Instruction I(2) of Form 10-K, except with respect to compliance with Sections 406 and 407 of the Sarbanes-Oxley Act of 2002:

          a)   CODE OF ETHICS FOR FINANCIAL PROFESSIONALS

               The Company has approved and adopted a Code of Ethics for Financial Professions, pursuant to the requirements of Section 406 of the Sarbanes-Oxley Act of 2002 (attached). Any waiver of the Code of Ethics will be disclosed by the Company by way of a Form 8-K filing.

          b)   DESIGNATION OF BOARD FINANCIAL EXPERT

               The Company has designated David A. Wheat, Director, Senior Vice-President and Chief Financial Officer of the Company, as its Board Financial Expert, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002. Because the Company is a wholly-owned subsidiary of ILIAC, it does not have any outside directors.

ITEM 11.  EXECUTIVE COMPENSATION

          Omitted pursuant to General Instruction I(2) of Form 10-K.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          Omitted pursuant to General Instruction I(2) of Form 10-K.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Omitted pursuant to General Instruction I(2) of Form 10-K.

ITEM 14.  PRINCIPAL ACCOUNTANT FEES AND SERVICES

          Omitted pursuant to General Instruction I(2) of Form 10-K.

                                     PART IV

ITEM 15.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

  (a)    The following documents are filed as part of this report:

  1.     Financial statements. See Item 8 on Page 18.

  2. Financial statement schedules. See Index to Financial Statement Schedules on Page 50.

  EXHIBITS

  1.(a) Principal Underwriting Agreement between Aetna Insurance Company of America (now ING Insurance Company of America ("IICA" or Registrant")) and Aetna Investment Services, LLC (now ING Financial Advisers, LLC) effective as of November 17, 2002, incorporated by reference to Post-Effective Amendment No. 2 to Registration Statement on Form N-4, filed with the Securities and Exchange Commission ("SEC") on December 31, 2000 (File No. 333-87131).
  3.(i) Articles of Incorporation, as restated January 1, 2002, incorporated by reference to the Registrant's Form 10-K, as filed with the SEC on March 28, 2002 (File No. 33-81010).
   (ii) By-Laws, as amended and restated January 1, 2002, incorporated by reference to the Registrant's Form 10-K, as filed with the SEC on March 28, 2002 (File No. 33-81010).

  4.(a) Instruments Defining the Rights of Security Holders, Including Indentures (Annuity Contracts)

         Incorporated herein by reference to Registration Statement on Form N-4, File No. 33-80750, as amended and filed with the SEC on April 23, 1997.

         Incorporated herein by reference to Registration Statement on Form N-4, File No. 33-59749, as filed with the SEC on June 1, 1995.

         Incorporated herein by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4, File No. 33-59749, as filed with the SEC on April 16, 1997.

         Incorporated herein by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4, File No. 33-59749, as filed with the SEC on November 26, 1997.

         Incorporated herein by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4, File No. 33-59749, as filed with the SEC on April 17, 1998.

         Incorporated herein by reference to Registration Statement on Form S-2, File No. 33-63657, as filed with the SEC on October 25, 1995.

         Incorporated herein by reference to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-2, File No. 33-63657, as filed with the SEC on January 17, 1996.

         Incorporated herein by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-2, File No. 33-63657, as filed with the SEC on November 24, 1997.

  10. Material Contracts (Management contracts / compensatory plans or arrangements).

  10.(a) Distribution Agreement, dated as of December 13, 2000, between Lion
         Connecticut Holdings Inc. ("Lion") and Aetna Inc., incorporated by reference to ING Life Insurance and Annuity Company's ("ILIAC") Form 10-K filed with the SEC on March 30, 2001 (File No. 33-81010).

  10.(b) Employee Benefits Agreement, dated as of December 13, 2000, between
         Lion and Aetna Inc., incorporated by reference to ILIAC's Form 10-K filed with the SEC on March 30, 2001 (File No. 33-81010).

  10.(c) Tax Sharing Agreement, dated as of December 13, 2000, among Lion, Aetna
         Inc. and ING America Insurance Holdings, Inc., incorporated by reference to ILIAC's Form 10-K filed with the SEC on March 30, 2001 (File No. 33-81010).

  10.(d) Transition Services Agreement, dated as of December 13, 2000, between
         Lion and Aetna Inc., incorporated by reference to ILIAC's Form 10-K filed with the SEC on March 30, 2001 (File No. 33-81010).

  10.(e) Lease Agreement, dated as of December 13, 2000, between the
         Registrant and ILIAC, incorporated by reference to ILIAC's Form 10-K filed with the SEC on March 30, 2001 (File No. 33-81010).

  10.(f) Real Estate Services Agreement, dated as of December 13, 2000, between
         Aetna Inc. and ILIAC, incorporated by reference to ILIAC's Form 10-K filed with the SEC on March 30, 2001 (File No. 33-81010).

  10.(g) Tax Sharing Agreement between IICA and ILIAC, effective January 1,
         2001.

  10.(h) Tax Sharing Agreement between IICA, ING America Insurance Holdings,
         Inc. and affiliated companies, effective January 1, 2001.

  10.(i) Services Agreement between IICA and the affiliated companies listed on Exhibit B to that Agreement, effective January 1, 2001.

  10.(j) Services Agreement between IICA and ING North American Insurance
         Corporation, Inc., effective January 1, 2001.

  10.(k) Investment Advisory Agreement between IICA and ING Investment
         Management LLC, effective March 31, 2001.

  10.(l) Amendment to Services Agreement between IICA and the affiliated companies listed on Exhibit B to the Agreement, effective January 1, 2002.

  10.(m) Amendment to Investment Advisory Agreement between IICA and ING
         Investment Management LLC, effective January 1, 2003.

  10.(n) Amendment to Investment Advisory Agreement between IICA and ING
         Investment Management, LLC, effective August 26, 2003.

  14.    ING Code of Ethics for Financial Professionals.

  31.1 Certificate of David A. Wheat pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

  31.2 Certificate of Keith Gubbay pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

  32.1 Certificate of David A. Wheat pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

  32.2 Certificate of Keith Gubbay pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

  (b)    Reports on Form 8-K.

         None.

                     INDEX TO FINANCIAL STATEMENT SCHEDULES

                                                                            PAGE
 Report of Independent Auditors                                              51

 I.      Summary of Investments as of December 31, 2003                      52

Schedules other than those listed above are omitted because they are not required or not applicable.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
ING Insurance Company of America

We have audited the financial statements of ING Insurance Company of America as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, and have issued our report thereon dated March 22, 2004. Our audits also included the financial statement schedule listed in Item
15. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                                  /s/ Ernst & Young LLP


Atlanta, Georgia
March 22, 2004

                                   SCHEDULE I
                 Summary of Investments--As of December 31, 2003
                                   (Millions)

                                                                        AMOUNT
                                                                       SHOWN ON
         TYPE OF INVESTMENT                       COST     VALUE*    BALANCE SHEET
         ------------------                     --------   -------   -------------
Fixed maturities:
   U.S. government and government agencies
      and authorities                           $    7.6   $   8.0     $     8.0
   U.S. corporate securities                        77.3      81.0          81.0
   Foreign securities (1)                            9.0       9.6           9.6
   Mortgage-backed securities                       26.3      26.2          26.2
   Other asset-backed securities                     7.7       8.3           8.3
                                                --------   -------     ---------
      Total investments                         $  127.9   $ 133.1     $   133.1
                                                ========   =======     =========

  * See Notes 2 and 3 of Notes to Financial Statements.

(1) The term "foreign" includes foreign governments, foreign political subdivisions, foreign public utilities and all other bonds of foreign issuers. Substantially all of the Company's foreign securities are denominated in U.S. dollars.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                ING INSURANCE COMPANY OF AMERICA
                                          (Registrant)

Date  March 25, 2004        By  /s/ David A. Wheat
      --------------            ------------------
                                David A. Wheat
                                Director, Senior Vice President and
                                  Chief Financial Officer
                                (Duly Authorized Officer and Principal Financial
                                  Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on or before March 25, 2004.

              SIGNATURES                                 TITLE

/s/ David A. Wheat
--------------------------------------
David A. Wheat                            Director, Senior Vice President and
                                          Chief Financial Officer


/s/ Keith Gubbay
--------------------------------------
Keith Gubbay                              Director and President


/s/ Thomas J. McInerney
--------------------------------------
Thomas J. McInerney                       Director and Chairman


/s/ Jacques de Vaucleroy
--------------------------------------
Jacques de Vaucleroy                      Director


/s/ Kathleen A. Murphy
--------------------------------------
Kathleen A. Murphy                        Director

                                                                      EXHIBIT 14

                 ING CODE OF ETHICS FOR FINANCIAL PROFESSIONALS

This ING Code of Ethics for Financial Professionals has been adopted by the boards of the U.S. domiciled insurance companies which are members of the ING family of companies ("ING Companies") and applies to the principal executive officer, chief financial officer and all other finance, accounting, treasury, tax and investor relations professionals ("ING Financial Professionals") serving one or more of the ING Companies, their subsidiaries or affiliates. This Code of Ethics is intended to supplement the ING Americas General Code of Conduct - together these set the standards of personal and professional integrity that we expect ING Financial Professionals to demonstrate in all their activities.

Financial professionals hold an important and elevated role in corporate governance in that they are vested with the responsibility and authority to protect, balance and preserve the interests of all company stakeholders, including shareholders, customers and employees. ING Financial Professionals are expected to adhere to this Code of Ethics with respect to their individual conduct and advocate its tenets among their peers and colleagues.

As an ING Financial Professional, you agree to:

- Engage in, promote and reward honest and ethical conduct, including avoidance of actual or apparent conflicts of interest in your personal and professional relationships;

- Disclose to the USFS Chief Compliance Officer any material transaction or relationship that could reasonably be expected to give rise to such a conflict;

- Take all reasonable measures to protect the confidentiality of non-public information obtained or created in connection with ING business activities, unless disclosure of such information is required by law or regulation, or legal or regulatory process;

- Use non-public information obtained or created in connection with ING business activities only for the benefit of the ING companies, not for personal advantage;

- Act as a responsible steward with respect to the use and control of ING assets and resources;

- Produce full, fair, complete, accurate, timely and understandable disclosure in reports and documents that the ING Companies file with or submit to the Securities and Exchange Commission, other regulators and in other public communications made by them;

- Take all reasonable measures to ensure that business and investment transactions are properly authorized and completely and accurately recorded in accordance with applicable GAAP and statutory accounting principles and established company financial policy;

- Comply with all applicable governmental laws, rules and regulations, as well as the rules and regulations of appropriate regulatory and self-regulatory agencies;

- Not attempt to unduly or fraudulently influence, coerce, manipulate, or mislead any authorized audit or interfere with any auditor engaged in the performance of an internal or independent audit of the ING Companies' financial statements or accounting books and records.

If you become aware of any suspected or known violation of this Code of Ethics or the ING Code of Conduct, you have a duty to report such concerns promptly to the USFS Chief Compliance Officer. You may also submit a concern confidentially and anonymously by accessing the ING Ethics Hotline/Voice Line at 800-555-1853 (detailed access instructions posted on ING Exchange). Your inquiry will be handled discretely and every effort will be made to maintain, within the limits allowed by law, the confidentiality of anyone requesting guidance or reporting suspect behavior or a compliance concern.

As an ING Financial Professional, you understand that you will be held accountable for your adherence to this Code of Ethics. Your failure to observe its terms may result in disciplinary action, including termination of employment. Violations of this Code of Ethics may also constitute violations of law and may result in civil and criminal penalties for you, your manager and the ING companies. AS EVIDENCE THAT YOU HAVE READ AND AGREED TO ABIDE BY THIS CODE OF ETHICS, YOU MUST SIGN AND RETURN THE DECLARATION ACKNOWLEDGMENT FORM (DELIVERED ALONG WITH THIS CODE OF ETHICS) AS INSTRUCTED ON THE FORM.

A request for a waiver of any provision of this Code of Ethics must be in writing and addressed to the USFS Chief Compliance Officer. No waiver of this Code of Ethics shall be granted without the approval of the board of directors for the relevant ING Company and any waiver shall be disclosed promptly on Form 8-K or any other means approved by the Securities and Exchange Commission.

The ING Companies intend that this Code of Ethics serve as its written code of ethics under Section 406 of the Sarbanes-Oxley Act of 2002, complying with the standards set forth in the Securities and Exchange Commission Regulation S-K.

                 ING CODE OF ETHICS FOR FINANCIAL PROFESSIONALS
                              EMPLOYEE DECLARATION

I, (print name) ________________________, have read, reviewed carefully and understand the ING Code of Ethics for Financial Professionals. I understand that observing this Code of Ethics and the ING General Code of Conduct is an integral part of my job responsibilities.

I understand that any deviation from or violation of this Code of Ethics could cause embarrassment and/or financial harm to ING's interests. I also understand that violation of this Code of Ethics can lead to disciplinary action, up to and including termination of my employment, and civil or criminal charges. I further understand that it is my responsibility to prevent and report any violations.

I also acknowledge that ING may modify or amend this Code of Ethics from time to time and that, upon receiving written notice of such changes, adherence to them will constitute part of my ongoing job responsibilities.

                                 CODE OF ETHICS

I understand that this Code of Ethics does not constitute an employment contract or any guarantee of continued employment and that the employment relationship is at will.

Position _____________________________________

Department ___________________________________

Company ______________________________________

Signature ____________________________________

Date _________________________________________

PLEASE SIGN AND RETURN THIS FORM TO THE USFS CHIEF COMPLIANCE OFFICER AT ING, 151 FARMINGTON AVENUE, TS31, HARTFORD, CT 06156

                                                                    EXHIBIT 31.1

                                  CERTIFICATION

I, David A. Wheat, certify that:

1. I have reviewed this annual report on Form 10-K of ING Insurance Company of America;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

   a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

   b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

   c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

   a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

   b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  March 25, 2004

By     /s/ David A. Wheat
       ---------------------------------------------
       David A. Wheat
       Director, Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Accounting Officer)

                                                                    EXHIBIT 31.2

                                  CERTIFICATION

I, Keith Gubbay, certify that:

2. I have reviewed this annual report on Form 10-K of ING Insurance Company of America;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

   a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

   b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

   c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

   a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

   b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  March 25, 2004

By     /s/ Keith Gubbay
       --------------------------------------------
       Keith Gubbay
       Director and President
       (Duly Authorized Officer and Principal Officer)

                                                                    EXHIBIT 32.1

                                  CERTIFICATION

Pursuant to 18 U.S.C. Section1350, the undersigned officer of ING Insurance Company of America (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date   March 25, 2004                    By  /s/ David A. Wheat
       --------------                        ------------------
                                             David A. Wheat
                                             Director, Senior Vice President and
                                               Chief Financial Officer

                                                                    EXHIBIT 32.2

                                  CERTIFICATION

Pursuant to 18 U.S.C. Section1350, the undersigned officer of ING Insurance Company of America (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date   March 25, 2004                    By  /s/ Keith Gubbay
       --------------                        ----------------
                                             Keith Gubbay
                                             Director and President


The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section1350 and is not being filed as part of the Report or as a separate disclosure document.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution
------------------------------------------------------

Not Applicable

Item 15.   Indemnification of Directors and Officers
----------------------------------------------------

Florida Statutes chapter 607.0850 governs the indemnification of officers, directors, employees and agents of a Florida corporation. Section 607.0850(1) provides that a corporation shall have power to indemnify a person who was or is a party to a proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that the person who is or was a director, officer, employee or agent of the corporation (or in certain other defined circumstances) against liability (defined as obligations to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to any employee benefit plan, and expenses actually and reasonably incurred with respect to the proceeding). Section 607.0850(2) provides that a corporation may indemnify a person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason that the person is or was connected to the corporation as noted in subsection (1) against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal. Indemnification under both subsection (1) and (2) is subject to a determination that the person seeking indemnification has met the standard of conduct set forth in the applicable subsection. However, pursuant to section 607.0850(3), to the extent that the person seeking indemnification has been successful on the merits or otherwise in defense of any proceeding, claim or issue referred to in subsection (1) or (2), that person shall be indemnified against expenses that he or she actually and reasonably incurred. Expenses incurred by an officer or director in defending any civil or criminal proceeding may be paid in advance of the final disposition of the proceeding, provided that such person undertakes to repay any such amount if he or she is ultimately found not to be entitled to indemnification pursuant to section 607.0850. Expenses incurred by other employees and agents may be advanced upon such terms and conditions deemed appropriate by the board of directors.

Section 607.0850(4)  provides that any  indemnification  under subsection (1) or
(2), unless made pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that that indemnification is proper in the circumstances because the party has met the applicable standard of conduct set forth in subsection (1) or (2). Such determination may be made (a) by the disinterested directors, pursuant to section 607.0850(4)(a); (b) by a committee duly designated by the board of directors, pursuant to section 607.0850(4)(b); (c) by independent legal counsel, pursuant to section 607.0850(4)(c); or (d) by the shareholders, pursuant to section 607.0850(4)(d). The reasonableness of expenses and authorization of indemnification shall be made in the same manner, except as otherwise required by section 607.0850(5).

The indemnification and advancement of expenses provisions of section 607.0850 are not exclusive, and a corporation may make other or further provisions for the indemnification or advancement of expenses of parties identified in section 607.0850(1), except as otherwise prohibited by section 607.0850(7). Indemnification and advancement of expenses may also be ordered by a court of competent jurisdiction, pursuant to section 607.0850(9). Section 607.0850(12) specifically authorizes a corporation to procure indemnification insurance on behalf of an individual who was a director, officer, employee or agent of the corporation. Consistent with this statute, ING Groep N.V. maintains an umbrella insurance policy with an international insurer to cover errors and omissions, directors and officers, employment practices, fiduciary and fidelity. The policy covers ING Groep N.V. and any company in which ING Groep N.V. has controlling interest of 50% or more. This would encompass the principal and underwriter as well as the depositor.

Section  20 of  the  ING  Financial  Advisers,  LLC  Limited  Liability  Company
Agreement provides that ING Financial Advisers, LLC will indemnify certain persons against any loss, damage, claim or expenses (including legal fees) incurred by such person if he is made a party or is threatened to be made a party to a suit or proceeding because he was a member, officer, director, employee or agent of ING Financial Advisers, LLC as long as he acted in good faith on behalf of ING Financial Advisers, LLC and in a manner reasonably believed to be within the scope of his authority. An additional condition requires that no person shall be entitled to indemnity if his loss, damage, claim or expense was incurred by reason of his gross negligence or willful misconduct. This indemnity provision is authorized by and is consistent with Title 8, Section 145 of the General Corporation Law of the State of Delaware.

Item 16.   Exhibits
-------------------

Exhibit No.

(1) Principal Underwriting Agreement between Aetna Insurance Company of America and Aetna Investment Services, LLC (1)

(4)  Instruments Defining the Rights of Security Holders:

     (a)  Group Annuity Contract (Form No. G2-MGA-95) (2)
     (b)  Individual Annuity Contract (Form No. I2-MGA-95) (3)
     (c)  Certificate (G2CC-MGA-95) to Group Annuity Contract Form
          No.G-MGA-95 (4)
     (d) Endorsement (E2-MGAIRA-95-2) to Group Annuity Contract Form No. G2-MGA-95 and Certificate No. G2CC-MGA-95 (4)
     (e) Endorsement (E2-MGAROTH-97) to Group Annuity Contract Form No. G2-MGA-95 and Certificate No. G2CC-MGA-95 (4)

(5)  Opinion re Legality

(10) Material contracts are listed under exhibit 10 in the Company's Form 10-K for the fiscal year ended December 31, 2003 (File No. 33-81010), as filed with the Commission on March 29, 2004. Each of the exhibits so listed is incorporated by reference as indicated in the Form 10-K

(13) ING Insurance Company of America Form 10-K for the fiscal year ended December 31, 2003

(23)(a) Consent of Independent Auditors
    (b) Consent of Legal Counsel (included in Exhibit (5) above)

(24)(a) Powers of Attorney (6)
    (b) Certificate of Resolution Authorizing Signature by Power of
        Attorney (5)

Exhibits other than these listed are omitted because they are not required or are not applicable.

1. Incorporated by reference to Post-Effective Amendment No. 2 to Registration Statement on Form N-4 (File No. 333-87131), as filed on December 13, 2000.

2. Incorporated by reference to Registration Statement on Form S-2 (File No. 33-63657), as filed on October 25, 1995.

3. Incorporated by reference to Pre-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on January 17, 1996.

4. Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on November 24, 1997.

5. Incorporated by reference to Registration Statement on Form N-4 (File No. 33-59749), as filed on June 1, 1995.

6. Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-2 of ING Life Insurance and Annuity Company (File No. 333-104456), as filed on April 5, 2004.


Item 17.   Undertakings
-----------------------

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

(a)  Rule 415 offerings:

(1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(h) Request for Acceleration of Effective Date:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 18.  Financial Statements and Schedules
--------------------------------------------

Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 13 to the Registration Statement on Form S-2 (File No. 33-63657) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Chester, Commonwealth of Pennsylvania, on this 8th day of April, 2004.


                        ING INSURANCE COMPANY OF AMERICA
                                (REGISTRANT)
                                By: Keith Gubbay*
                                    ------------
                                    Keith Gubbay, President
                                    Principal executive officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 13 to Registration Statement on Form S-2 has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                               Date
---------                         -----                               ----

Keith Gubbay*                     Director and President               )
------------                       (principal executive officer)       )
Keith Gubbay                                                           )
                                                                       )
Thomas J. McInerney*              Director                       April 8, 2004
-------------------                                                    )
Thomas J. McInerney                                                    )
                                                                       )
Kathleen A. Murphy*               Director                             )
------------------                                                     )
Kathleen A. Murphy                                                     )
                                                                       )
Jacques de Vaucleroy*             Director                             )
--------------------                                                   )
Jacques de Vaucleroy                                                   )
                                                                       )
David Wheat*                      Director and Chief Financial Officer )
-----------                        (principal accounting officer)      )
David Wheat                                                            )


By:     /s/ Linda A. Senker
        -------------------
         Linda A. Senker
         *Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit No.           Exhibit
----------            ------

16(5)                 Opinion re Legality

16(13) ING Insurance Company of America Form 10-K for the fiscal year ended December 31, 2003**

16(23)(a)             Consent of Independent Auditors

16(23)(b)             Opinion and Consent of Legal Counsel*


*Included in Exhibit 16(5) above
**Filed as Module No. IICA10K123103